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WILEY

ENABLING DISCOVERY | POWERING EDUCATION | SHAPING WORKFORCES

# Notice of 2022 Annual Meeting of Shareholders Proxy Statement

September 29, 2022

August 17, 2022
Letter from our Chief Executive Officer
Dear fellow shareholders,
This year marks Wiley’s 215th anniversary. We opened our doors in 1807 as a print shop in lower Manhattan, and Charles Wiley’s bookstore quickly became a gathering place and knowledge exchange for America’s thinkers and leaders. Today, that tradition continues as Wiley is now one of the world’s largest publishers and a global leader in scientific research and career-connected education.
Wiley helps the world’s researchers and learners succeed, and we did a lot of this in FY22. We distributed significant volumes of new knowledge, partnered with universities to deliver career-enhancing degrees and certifications, and helped scores of corporate leaders build and retain the teams they need to succeed. I am very proud that, after 215 years, Wiley remains true to its mission – unlocking human potential.
Growth in Fiscal Year 2022
FY22 was a strong year for Wiley as we surpassed $2 billion in revenue for the first time while also delivering $433 million of Adjusted EBITDA and $223 million of Free Cash Flow. Our resurgent growth of 7% in FY22, on top of 6% in FY21, is built on consistently growing markets, Wiley’s robust stable of brands and assets, and our strong competitive position as an innovative market leader. Wiley’s success continues to be guided by a long-term strategy, enabled by a strong balance sheet and consistent cash generation.
Wiley’s digital content, high-impact services, and powerful platforms power the global knowledge economy, and our impact deepened in FY22. I am extremely proud of all we accomplished this past year in the face of continued market uncertainty and global disruption.
Optimism for Fiscal Year 2023 and beyond
I am also optimistic about our future. The research and education markets are strong, resilient, and typically counter cyclical. We are gaining momentum. Our well-established, two-pronged strategy is working, and we will continue to pursue it in FY23:
■      Lead the research ecosystem to open access – Immediate and unrestricted access to new knowledge accelerates scientific discovery, which accelerates innovation, which drives greater impact. As a publisher, Wiley is at the forefront of a global movement to open access. And as a partner to scholarly societies, universities, corporations and other publishers, our powerful platforms and services are helping the entire knowledge ecosystem adapt to this new model. This strategy is positioning Wiley at the center of the new knowledge economy.
■      Connect education to career outcomes – The global talent gap continues to widen as employers scramble to build the teams they need to succeed in the fast-changing digital economy. Wiley’s role here is two-fold. One, we help universities cultivate graduates with skills to succeed in the hardest-to-fill roles. And two, we directly help employers find, train, and retain talent so they can execute their strategic plans. Our content, tech-enabled services, and talent development capabilities are focused on the most needed skills and in-demand job categories such as tech and digital.
In FY23, we are continuing to invest in this strategy while also simplifying and streamlining the company to enhance our focus and drive profitability. Achieving these objectives will ensure we can pursue our bold strategy and deliver impact for generations to come.
Strength in the Wiley Community
The incredible Wiley community will always be at the heart of Wiley’s success. This global team of needle movers starts with our colleagues but also includes millions of researchers, learners, authors, clients, and partners. It also includes you, our valued shareholders; thank you for your continued trust and commitment to our journey.
It is an honor and a privilege to be part of this community and to lead this extraordinary company.
BRIAN NAPACK President and CEO

Letter from our Chair of the Board
To our valued shareholders:
215 years. As a seventh generation Wiley, it’s amazing to see us pass this milestone. It fills me with pride and appreciation for our Wiley colleagues, past and present, who work tirelessly to deliver on our mission. The Wiley family feels blessed to be part of this journey along with so many in our greater community.
In its early days as a print shop, Wiley published literary greats such as Elizabeth Barrett Browning, James Fenimore Cooper, Washington Irving, Herman Melville, and Edgar Allan Poe. While our legacy is steeped in American history, we have thrived for over 200 years by innovating on a global scale to serve our customers’ and partners’ ever-changing needs. Just 10 years ago, half of Wiley’s revenue came from digital products and services. Today, 47% of our revenue comes from outside the U.S., and 83% comes from digital products and tech-enabled services.
Today’s Wiley is the longest-standing publisher in the U.S. and one of the largest in the world. We are also a global leader in scientific research and career-connected education. Many millions each year benefit from Wiley's research, educational content and courseware, degree programs and talent development services.
Our firm focus on impact and corporate citizenship has us acting swiftly to protect and improve the environment, our global communities, and our workplace through sustainable, ethical, and equitable business practices. I am proud Wiley was named No. 1 in Media & Entertainment in Newsweek’s list of America’s Most Trusted Companies this year.
I am pleased to invite you to attend the 2022 Annual Meeting of Shareholders of John Wiley & Sons, Inc., to be held on September 29, 2022, at 8:00 am EDT. We are holding our Annual Meeting virtually to make it easier for you to attend and to provide a consistent experience, regardless of your location. Details for accessing the webcast are in the Notice of Meeting.
On behalf of the entire Wiley Board of Directors, thank you for your support and continued confidence. We deeply appreciate the interest of all our shareholders in the Company and our mission to unlock human potential by powering scientific research and career-connected education.
Sincerely, JESSE C. WILEY Chair of the Board

111 River Street, Hoboken, NJ 07030-5774, U.S.
T +1 201 748 6000
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www.wiley.com
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time
The Annual Meeting will be held on Thursday, September 29, 2022 at 8:00 A.M. EDT.
Location
The Annual Meeting of Shareholders of John Wiley & Sons, Inc. will be held online at www.virtualshareholdermeeting.com/WLY2022.
Advanced Voting Methods
Internet You will need the 16-digit number included in your proxy card, voting instruction form or notice www.proxyvote.com
Telephone Call the phone number located on your proxy card or voting instruction form
Mail Complete, sign, date and return your proxy card or voting instruction form in the envelope provided
Items to be Voted Upon
1.
Elect a board of eleven (11) directors, of whom four (4) are to be elected by the holders of Class A Common Stock voting as a class and seven (7) are to be elected by the holders of Class B Common Stock voting as a class;

2.	Ratify the appointment of KPMG LLP by the Board of Directors as the Company’s independent public accountants for the fiscal year ending April 30, 2023;
3.	Hold an advisory vote to approve named executive officer compensation;
4.	To approve the John Wiley and Sons, Inc. 2022 Omnibus Stock and Long-Term Incentive Plan; and
5.	Transact such other business as may properly come before the meeting or any adjournments thereof.
Who may vote:
Shareholders of record at the close of business on August 5, 2022 will be entitled to notice of, and to vote at, the Annual Meeting.
Attending the Virtual Meeting
The 2022 annual meeting will be a virtual meeting of shareholders. During the virtual annual meeting, you may ask questions and will be able to vote your shares electronically.
Your vote is very important. Whether or not you plan to attend the Annual Meeting virtually, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. This will ensure your shares are represented at the meeting.
Even if you execute this proxy, vote by telephone, or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Corporate Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, by telephone, or via the Internet), or by voting online at the Annual Meeting.
The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B shareholders are included. The matters listed in the Notice of Meeting are described in this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on September 29, 2022.
Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended April 30, 2022 are available at www.proxyvote.com.
We are making the Proxy Statement and the form of proxy first available on or about August 17, 2022.

This Proxy Statement contains certain forward-looking statements concerning the Company’s operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company’s journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company’s educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company’s ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2023 in connection with our multi-year Business Optimization Program; (xi) the impact of COVID-19 on our operations, performance, and financial condition; and (xii) other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

# About John Wiley and Sons, Inc.

Wiley (NYSE: WLY) is a global leader in scientific research and career-connected education. With its tech-enabled content, platforms, and services, Wiley is enabling discovery, powering education, and shaping workforces. For over 200 years, Wiley has fueled the world's knowledge ecosystem, helping researchers, learners, institutions, and corporations achieve their goals in an ever-changing world.

WE SUPPORT UN GLOBAL COMPACT

**Active Participant**

CERTIFIED CARBON NEUTRAL® company

CarbonNeutral.com

**Across our Global Operations**

HUMAN RIGHTS CAMPAIGN®

**100%** Corporate Equality Score

SUSTAINALYTICS

**ESG Regional Top Rated,** Low Risk

**Top 250 best led companies**

Inc.

**Named #1 most trusted in media and entertainment**

Newsweek

**Top 500 best midsize employers for 2022**

Forbes

29 consecutive years of **dividend increases**

**$2.08B** in Revenue, **$433M** in Adjusted EBITDA, and **$223M** in Free Cash Flow

WILEY

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this Proxy Statement. You should read the entire 2022 Proxy Statement carefully before you vote.
Matters to be Voted on at our 2022 Annual Meeting of Shareholders
Shareholders will be asked to vote on the following matters at the Annual Meeting of Shareholders:
Proxy Item	Board Recommendation	More Information Beginning on page
1 Election of 11 Director Nominees	FOR each director nominee	4
2 Ratification of the appointment by the Board of Directors of KPMG LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2023	FOR	37
3 Advisory vote to approve named executive officer compensation	FOR	40
4 To approve the John Wiley & Sons, Inc. 2022 Omnibus Stock and Long-Term Incentive Plan	FOR	65
  2022 Proxy Statement | 1

PROXY SUMMARY
Director Nominee Highlights
Our Board regularly evaluates desired attributes in light of the Company’s strategy and evolving needs. We believe our 11 director nominees bring a diverse and well-rounded range of attributes, viewpoints and experiences, and represent an effective mix of deep company knowledge and fresh perspectives. Below are highlights about our Director nominees.

## Independence of Board

**9** of **11** directors are independent

## Gender Diversity

| **27%** Female Directors | **73%** Male Directors |
| --- | --- |

**2** of **5**
Committees chaired by Female Directors

**37%** of director nominees are female or ethnically diverse

## Directors by Tenure

0–5 years

6–10 years

>10 years

**8.4** years
Average Tenure

**5** Directors
joined in the last 5 years

2 |   2022 Proxy Statement

PROXY SUMMARY
Corporate Governance Highlights
Our Corporate Governance Policies Reflect Best Practices
Independent Oversight
■ 9 of 11 director nominees are independent
■ Standing Board committees comprised 100% of independent Directors
■ Regular executive sessions of independent directors at Board meetings (chaired by the Chair of the Executive Committee) and Committee meetings
(chaired by independent Committee Chairs)
■ Committed Board oversight of the Company’s strategy, risk management, corporate social responsibility, and human capital management and talent development
■ Consistent periodic review of emergency and non-emergency CEO succession
■ Continual review of Board composition, considering skills, experience and attributes of existing directors, individually and as a group

Board Refreshment
■ Comprehensive Board succession outlook and planning process
■ Annual election of all Board Directors
■ Focus and commitment to actively seeking out highly qualified women and under-represented candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen (37% of director nominees are female or ethnically diverse; 2 female directors hold Board leadership roles as Committee Chairs)
■ Regular Board refreshment and mix of tenure of directors (5 of the director nominees joined the Board in the last 5 years)
■ Comprehensive director orientation and ongoing director education

Good Governance Practices
■ Annual Board and Committee self-evaluations
■ Prohibition on hedging or pledging Company stock
■ Stringent clawback policy applicable to executives
■ Rigorous director and executive stock ownership requirements requiring directors hold five times their Board retainer fee
■ Global Code of Conduct applicable to directors and all employees with annual compliance certification
■ Board, through its committees, oversees environment, social and governance matters; Governance Committee charter specifies corporate social responsibility oversight
■ Board oversees Wiley’s cybersecurity risks, policies, controls and procedures
■ Director retirement age is 75

  2022 Proxy Statement | 3

Proposal 1. Election of Directors’ Nominees for the Board of Directors
The Company’s Board has identified the skill sets set forth in the table below as the most important to the successful implementation of the Company’s long-range strategic plan. The Board also considers the manner in which each director nominee’s qualities (i) complement those of other Board members and (ii) contribute to the functioning of the Board as a whole, including with respect to diversity. Diversity includes business experience, thought, age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, disability, and other personal characteristics. Information about each director nominee’s specific experience, qualifications and skills can be found in the biographical information below.
4 |   2022 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS
Director Skills and Experience

*	ESG = environmental, social and governance; CSR = corporate social responsibility; DE&I = Diversity, Equity and Inclusion;
CRM = Customer Relationship Management
  2022 Proxy Statement | 5

PROPOSAL 1. ELECTION OF DIRECTORS
Director Nominees
There are eleven (11) nominees for election this year. Except when the Board fills a vacancy occurring during the year preceding the next Annual Meeting of Shareholders, all directors are elected annually and serve a one-year term until the next Annual Meeting.
Eleven (11) directors are to be elected to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or the Internet voting site. The holders of Class A Stock are entitled to elect 30% of the entire Board and if 30% of the authorized number of directors is not a whole number, the holders of Class A Stock are entitled to elect the nearest higher whole number of directors that is at least 30% of such membership. As a consequence, four (4) directors will be elected by the holders of Class A Stock. The holders of Class B Stock are entitled to elect seven (7) directors.
All of the nominees are currently directors of the Company.
Jesse C. Wiley, Brian A. Napack and Deirdre P. Silver have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or by telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.
6 |   2022 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS
Our Governance Committee and our Board have determined that the director nominees possess a broad range of attributes, viewpoints and experiences to effectively oversee the Company’s long-term business strategy. The following table provides a summary of additional information and committee memberships about each director nominee.
				Committee Membership
Name(1)	Director Since	Age(2)	Independent	AC	ECDC(1)	GC	DPTC(1)	EC
Mari J. Baker	2011	57	✔	E		C
George Bell	2014	65	✔		C
Beth A. Birnbaum	2018	50	✔				C
David C. Dobson	2017	60	✔
Brian O. Hemphill	2022	53	✔
Laurie A. Leshin	2015	57	✔
Brian A. Napack	2017	60
Raymond W. McDaniel, Jr.	2005	64	✔	CE
William J. Pesce	1998	71	✔					C
Inder M. Singh	2021	63	✔	E
Jesse. C. Wiley (Chair)	2012	52
(1)	Ms. Garavaglia served on the ECDC and DPTC during fiscal year 2022. She resigned from the Board effective July 18, 2022.
(2)	Ages as of August 17 2022.
C	= Committee Chair	AC	= Audit Committee
E	= Audit Committee Financial Expert	ECDC	= Executive Compensation and Development Committee
		GC	= Governance Committee
		DPTC	= Digital Product and Technology Committee
		EC	= Executive Committee
  2022 Proxy Statement | 7

PROPOSAL 1. ELECTION OF DIRECTORS
Election of Directors
Directors to be Elected by Class A Shareholders and Their Qualifications
Beth A. Birnbaum, age: 50
Director Since: 2018
Wiley Committees: ■ Digital Product and Technology (Chair) ■ Executive Compensation and Development Committee
Outside Directorships: ■ Bridge Legal Holdings ■ Fandom ■ Forterra NW ■ Partners In Health ■ Recycle Track Systems ■ Root, Inc.
Former Directorships Held During the Past Five Years: ■ Foodee Media (2021) ■ GawkBox, Inc. (2019) ■ Playworks Illinois (2017) ■ Ripl (2022)

Ms. Birnbaum is a senior technology leader with over 20 years of experience in product, general management, operations and strategy. Most recently, Ms. Birnbaum served as chief operating officer at PlayFab, the backend service platform for gaming acquired by Microsoft (NASDAQ: MSFT) from 2017 to 2018. In that role, she led business operations, sales, marketing, customer success and financial planning. Prior to PlayFab, Ms. Birnbaum served in a variety of roles at GrubHub (NYSE: GRUB) from 2011 to 2016, most recently as senior vice president of product, and led product management, user experience and design during GrubHub’s growth from a $20MM revenue startup to a public company with over $350MM in revenues. Prior to GrubHub, Ms. Birnbaum served in a variety of roles at Expedia (NASDAQ: EXPE) from 2003 to 2011, most recently as vice president of product and connectivity, re-architecting Expedia’s commercial and technical relationships with global distribution systems.

Skills & Qualifications
 ■  More than 20 years of experience in developing, launching and scaling successful consumer technology products
 ■  Operating experience as a general manager and technology executive

8 |   2022 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS
David C. Dobson, age: 60
Director Since: 2017
Wiley Committees: ■ Digital Product and Technology ■ Governance
Outside Directorships: ■ Epiq
Former Directorships Held During the Past Five Years: ■ Digital River (2019) ■ Versapay (2020)

Mr. Dobson has been Chief Executive Officer of Epiq, a global provider of legal and business services, since 2019. Previously, Mr. Dobson was the Chief Executive Officer of Digital River from 2013 to 2018 and served as Vice Chairman of the Digital River’s board of directors until 2019. Mr. Dobson served as an independent business consultant from 2012 to 2013. From 2010 to 2012, Mr. Dobson served as executive vice president and group executive, Global Lines of Business, at CA Technologies, a global provider of products and solutions for mainframe, distributed computing and cloud computing environments. From 2009 to 2010, Mr. Dobson served as President of Pitney Bowes Management Services, Inc., a wholly owned subsidiary of Pitney Bowes Inc., a manufacturer of software and hardware and a provider of services related to documents, packaging, mailing and shipping. From 2008 to 2009, Mr. Dobson served as Executive Vice President and Chief Strategy and Innovation Officer of Pitney Bowes Inc., where he was responsible for leading the development of the company’s long-term strategy. From 2005 to 2008, Mr. Dobson served as chief executive officer of Corel Corporation, a global provider of leading software titles. Prior thereto, Mr. Dobson spent 19 years at IBM where he held a number of senior management positions, including corporate vice president, Emerging Business Opportunities, and president and general manager, IBM Printing Systems Division.

Skills & Qualifications ■ Extensive experience in senior management positions ■ Over 30 years of experience in transforming and building global technology and service organizations
  2022 Proxy Statement | 9

PROPOSAL 1. ELECTION OF DIRECTORS
Brian O. Hemphill, age: 53
Director Since: 2022
Wiley Committees: ■ None

Outside Directorships:
 ■  ODU Educational Foundation Board of Trustees
 ■  ODU Research Foundation Board of Trustees
 ■  Old Dominion Athletic Foundation Board of Trustees
 ■  ODU Real Estate Board of Trustees
 ■  Jefferson Science Associates, LLC Board of Directors
 ■  Preston Hollow Community Capital Board of Managers
 ■  American Association of State Colleges and Universities (AASCU) Board of
Directors
 ■  Sun Belt Conference Board of Directors
 ■  The Lebron James Family Foundation I Promise Institute Bureau Board of
Director

Dr. Hemphill has served as Old Dominion University’s (ODU) ninth president since 2021 and previously served as Radford University’s seventh president from 2016 to 2021. In his role as President of ODU, Dr. Hemphill serves on a variety of boards and commissions, including serving on the Board of Directors of American Association of State Colleges and Universities (AASCU). Dr. Hemphill has also held senior roles at various educational institutions earlier in his career, including the University of Arkansas-Fayetteville, Northern Illinois University, and West Virginia State University.

Skills & Qualifications
 ■  Executive leadership experience in academia
 ■  Insight into the needs and practices of the academic community critical for developing and innovating new business models in our key businesses
 ■  Active engagement with leaders, faculty and students in the academic community

Inder M. Singh, age: 63
Director Since: 2021
Wiley Committees: ■ Audit
Outside Directorships: ■ Affinity Federal CU ■ IonQ

Mr. Singh has served, since 2019, as Executive Vice President and Chief Financial Officer of Arm Limited, a semiconductor and software design company, where he leads the global finance organization as well as corporate IT operations, procurement and enterprise security teams. From 2016 to 2019, Mr. Singh served as Senior Vice President and Chief Financial Officer, and in 2016, as Chief Strategy and Marketing Officer, of Unisys Corp., a publicly listed company. Prior to that, Mr. Singh was a Managing Director at SunTrust Bank’s equities unit, and a Senior Vice President in finance at Comcast Corporation. Mr. Singh is currently a member of the board of directors of IonQ (IONQ-NYSE) and Affinity Federal Credit Union, a U.S. financial services firm. Mr. Singh has also advised startups as a member of Columbia University’s Entrepreneurship Advisory Board, and participates as a project advisor for the U.S. Department of Homeland Security on national security and critical infrastructure issues.

Skills & Qualifications ■ Extensive finance and corporate management experience within various organizations ■ Knowledgeable in the technology and infrastructure industry
10 |   2022 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS
Directors to be Elected by Class B Shareholders and Their Qualifications
Mari J. Baker, age: 57
Director Since: 2011
Wiley Committees: ■ Governance (Chair) ■ Audit
Outside Directorships: ■ Blue Shield of California ■ GoShip, Inc.
Former Directorships Held During the Past Five Years: ■ Healthline, Inc. (2020) ■ Quicken, Inc. (2021)

Ms. Baker has held a number of executive officer positions in public and private companies primarily in technology fields, including roles as CEO of PlayFirst, Inc. and Navigenics, Inc., COO of Velti, plc (NASDAQ:VELT), President of BabyCenter, Inc., a Johnson and Johnson company (NYSE: JNJ), and SVP/General Manager at Intuit, Inc. (NASDAQ: INTU). She has been involved in the venture capital community, including serving as executive-in-residence at Kleiner Perkins Caulfield and Byers; in the higher education community, as a Trustee of Stanford University as well as an Advisor to the Clayman Institute at Stanford; and in the executive leadership community, through her service as an officer in Young Presidents Organization.

Skills & Qualifications
 ■  Experience serving on boards of multiple for-profit corporations and large non-profit organizations
 ■  Proven business leader, experienced general manager and internet marketing veteran

  2022 Proxy Statement | 11

PROPOSAL 1. ELECTION OF DIRECTORS
George Bell, age: 65
Director Since: 2014
Wiley Committees: ■ Compensation (Chair) ■ Audit
Outside Directorships: ■ Association of College and University Educators ■ Helpsy ■ Mavrk ■ Material Bank ■ Trust for Public Land ■ Squash Busters
Former Directorships Held During the Past Five Years: ■ Care.com Inc. (2020) ■ Angie’s List (2020) ■ Place IQ (2021) ■ Swoop (2017)

Mr. Bell is a Senior Partner at Archer Venture Capital, a venture capital firm. He was affiliated with General Catalyst Partners, a venture capital and private equity firm, as a Managing Director and then an Executive in Residence, from 2006 to 2017. Mr. Bell is a 30-year veteran of creating and growing consumer-facing and software businesses. From 2010 to 2013, he was President and CEO of Jumptap, a General Catalyst portfolio company, which sold to Millennial Media (NYSE: MM). Mr. Bell was also President and CEO of Upromise from 2001 to 2006, a General Catalyst portfolio company, sold to Sallie Mae; former chairman and CEO of Excite and Excite@Home from 1996 to 2001; founder of The Outdoor Life Network (now NBC Sports Network); former Board Chair, Harris Interactive, which was sold to Nielsen; former senior vice president of Times Mirror Magazines, overseeing titles such as SKI and Field & Stream; recipient of the Ernst & Young Entrepreneur of the Year Award for California and New England; and four-time Emmy Award-winning producer and writer of documentaries on adventure, wildlife, and vanishing cultures.

Skills & Qualifications
 ■  More than 30 years of entrepreneurial experience creating and growing consumer businesses as
CEO
 ■  Significant operating experience in consumer businesses, including introducing new business models and leveraging technology
 ■  Significant experience in assessing company operations and strategy

12 |   2022 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS
Laurie A. Leshin, age: 57
Director Since: 2015
Wiley Committees: ■ Governance ■ Executive
Outside Directorships: ■ FIRST ■ Watermark ■ John F. Kennedy Library Foundation

Former Directorships Held During the Past Five Years:
 ■  American Association of Colleges and Universities (2020)
 ■  Association of Independent Colleges & Universities of MA (AICUM)
(May 2022)
 ■  BoldlyGo Institute (2019)
 ■  MA HighTech Council (May 2022)
 ■  Worcester Polytechnic Institute (May 2022)

Dr. Leshin became a Director of NASA’s Jet Propulsion Lab, a research and development lab, in May 2022. She also served as the 16th president of Worcester Polytechnic Institute (WPI) from 2014 to May 2022. Dr. Leshin brings to the Wiley board over 20 years of experience as a leader in academia and government service, and an accomplished record as a space scientist. Prior to joining WPI, Dr. Leshin served as the Dean of the School of Science at Rensselaer Polytechnic Institute in New York, where she expanded and strengthened interdisciplinary scientific research and education, championed diversity in STEM, and significantly expanded fundraising and outreach initiatives. While at Rensselaer, Dr. Leshin continued her work as a scientist for the Mars Curiosity Rover mission and was appointed by President Obama to the Advisory Board for the Smithsonian National Air and Space Museum. Prior to joining Rensselaer, Dr. Leshin served as the deputy director of NASA’s Exploration Systems Mission Directorate, where she was responsible for oversight of NASA’s future human spaceflight programs and activities. Dr. Leshin also worked as the director of science and exploration at NASA’s Goddard Space Flight Center. Dr. Leshin is a recipient of NASA’s Outstanding Leadership Medal, NASA’s Distinguished Public Service Medal, and the Meteoritical Society’s Nier Prize. She has served on the Board of Directors of Women in Aerospace and the Council of the American Geophysical Union.

Skills & Qualifications
 ■  Executive leadership experience in academia and government service
 ■  Being a leading scientist and educator in her field
 ■  Insight into the needs and practices of the academic and research community critical for developing and innovating new business models in our key businesses
 ■  Proven business leader, experienced general manager and internet marketing

  2022 Proxy Statement | 13

PROPOSAL 1. ELECTION OF DIRECTORS
Raymond W. McDaniel, Jr., age: 64
Director Since: 2005
Wiley Committees: ■ Audit (Chair) ■ Executive
Outside Directorships: ■ Moody’s Corporation ■ Muhlenberg College

Mr. McDaniel has been the Non-Executive Chairman of the Board of Directors of Moody’s Corporation, a global integrated risk assessment firm, since 2021. Mr. McDaniel was previously the Chief Executive Officer of Moody’s Corporation from 2005 to 2020. From 2005 to 2012 he also served as Chairman of Moody’s Corporation. In 2012, he was named President of Moody’s Corporation in addition to Chief Executive Officer. He previously served as Chief Operating Officer of Moody’s Corporation from 2004; President of Moody’s Corporation from 2004; and President of Moody’s Investors Service since 2001. In prior assignments with Moody’s, he served as Senior Managing Director for Global Ratings & Research; Managing Director for International; and Director of Moody’s Europe, based in London. He has been a member of Moody’s Corporation Board of Directors since 2003.

Skills & Qualifications
 ■  Over eight years of experience as Chairman and over 15 years of experience as Chief Executive
Officer of Moody’s Corporation
 ■  Extensive international experience and experience in implementing international business expansion and new products

14 |   2022 Proxy Statement

PROPOSAL 1. ELECTION OF DIRECTORS
Brian A. Napack, age: 60
Director Since: 2017
Outside Directorships: ■ Business Higher Education Forum

Former Directorships Held During the Past Five Years:
 ■  Association of American Publishers (AAP) (January 2022)
 ■  Ascend Learning (2017)
 ■  Blackboard (2017)
 ■  Burning Glass (2019)
 ■  Houghton Mifflin Harcourt (2017)
 ■  Ingram Industries (2017)
 ■  myOn Holdings (2017)
 ■  RB Media (2017)
 ■  Synergis Education (2017)
 ■  Zero to Three (2022)

Brian Napack has served as President and CEO of Wiley since 2017. He is the 14th president in Wiley’s 215-year history. Mr. Napack’s career has included leadership roles across publishing, education and digital media. He came to Wiley from Providence Equity Partners, a leading investor in media and education. Previously, he served as president of Macmillan, the global publisher, where he oversaw businesses in education, digital media, consumer books and magazines. Before Macmillan, Mr. Napack was a partner at LEK Consulting, a global management consulting firm where he served clients in media and education; founder and CEO of ThinkBox, an education technology company targeting the early childhood sector; and a senior executive at The Walt Disney Company where he founded Disney Educational Publishing and co-founded Disney Interactive. Earlier in his career, he held senior roles at Simon & Schuster, the leading publishing company, and A.T. Kearney, a global management consulting firm. Mr. Napack has held numerous board appointments for companies in the media, education, and technology sectors. Mr. Napack currently serves as chairman of the board for the Business-Higher Education Forum (BHEF), a non-profit that works to close the talent gap by building bridges between higher ed institutions and leading corporations. He recently completed a term as chairman of the board for the Association of American Publishers (AAP), advocating for free expression, intellectual property rights and competitive markets on behalf of the America’s publishing community. He served as a long-time board member of Zero-To-Three, a national non-profit advocacy group dedicated to ensuring that all children have a strong start in life.

Skills & Qualifications
 ■  Extensive background as a leader and innovator in the media, education and information industries
 ■  Proven focus on the creation, management and growth of businesses in education and information that leverage new strategies, business models, technologies and distribution platforms to address evolving market demand
 ■  Significant experience gained through managing and serving on the boards of a wide array of companies within Wiley’s industries

  2022 Proxy Statement | 15

PROPOSAL 1. ELECTION OF DIRECTORS
William J. Pesce, age: 71
Director Since: 1998
Wiley Committees: ■ Executive (Chair)
Outside Directorships: ■ William Paterson University Board of Trustees ■ Pesce Family Ventures LLC

Mr. Pesce served as the Company’s 10th President and Chief Executive Officer for 13 years from 1998 to 2011, when he retired after nearly 22 years at the Company. Mr. Pesce is a member of the Board of Trustees of William Paterson University, where he serves as a member of the Executive Committee, Chair of the Educational Policy and Student Development Committee and member of the Nominations and Governance Committee. Mr. Pesce is a benefactor and advisor to the Pesce Family Mentoring Institute at William Paterson University. He served on the Board of Overseers of NYU’s Stern School of Business for 17 years. Mr. Pesce serves as a guest lecturer, speaking with students about leadership, ethics and integrity. He launched Pesce Family Ventures, LLC in 2015 to invest in early stage companies, particularly entities that leverage enabling technology to serve customers.

Skills & Qualifications
 ■  13 years as the Company’s prior President and Chief Executive Officer
 ■  Extensive experience with leading a global public company, strategic planning, financial planning and analysis, acquisitions and partnerships, and investor relations
 ■  Active engagement with leaders, faculty and students in the academic community; and exposure to innovative, technology-enabled business models at early stage companies

Jesse C. Wiley, age: 52
Director Since: 2012
Wiley Committees: ■ None

Mr. Wiley was elected Chair of the Board of Directors of John Wiley & Sons, Inc. in 2019, having served as a director since 2012. Prior to being elected as Chair of the Board, Mr. Wiley was an employee of the Company since 2003. Most recently, Mr. Wiley has worked in Wiley’s Research division on business development including building partnerships with academic societies and helping grow business and partnerships in China. Previously he worked in corporate M&A and strategy development, on international business development, digital and new business initiatives, and product development within the division formerly known as Professional Development. Prior to that, he worked as a marketer and then editor of professional books.

Skills & Qualifications
 ■  Broad and deep experience working in Wiley’s industries with partners and customers in the markets Wiley serves
 ■  Indepth knowledge of many businesses and functions within the Company, including working at the forefront of digital publishing and online learning, developing new products and business models, and developing and executing partnerships and acquisitions

16 |   2022 Proxy Statement

BOARD COMPOSITION AND REFRESHMENT
We believe the Board benefits from a mix of new directors who bring fresh perspectives and longer-serving directors who bring valuable experience, continuity and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, skills, viewpoints and experiences. To promote thoughtful Board refreshment, we have:
■	Developed a comprehensive, ongoing Board succession planning process;
■	Implemented an annual Board and Committee assessment process; and
■	Adopted a policy in which no director may stand for election to the Board after reaching the age of 75.
Five of the 11 director nominees have joined the Board over the last five years. The average age of our director nominees is 59 years. The average tenure of all our director nominees is 8.4 years.
The Board annually recommends the slate of director nominees for election by the shareholders at the Annual Meeting and is responsible for filling vacancies on the Board at any time during the year. The Governance Committee has a process to identify and review qualified individuals to stand for election, including potential nominees recommended by current directors, retained search firm or shareholders. The Governance Committee has the authority to independently engage the services of a third-party search firm or other consultant to assist in identifying and screening potential director nominees. The full Board reviews and has final approval of all potential director nominees being recommended to the shareholders for election to the Board.
The Board and the Governance Committee consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:
(1)	The Board seeks qualified individuals who, taken together, represent the required diversity of skills, backgrounds and experience for the Board taken as a whole;
(2)	A director should have the required expertise and experience, a proven record of professional success and leadership and be able to offer advice and guidance to the Company;
(3)	A director should possess the highest personal and professional ethics, integrity and values; must be inquisitive and objective and have the ability to exercise practical and sound business judgment;
(4)	A director should have the ability to work effectively with others;
(5)
The Board also considers diversity factors, such as business experience, thought, age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, disability, and other personal characteristics;

(6)	A majority of directors should be independent; and
(7)	A director retires from the Board at the annual meeting following his or her 75th birthday, unless an exception is approved by the Board.
  2022 Proxy Statement | 17

BOARD COMPOSITION AND REFRESHMENT
Consideration of Board Diversity
Throughout the director selection and nomination process, the Governance Committee and the Board seek to achieve diversity within the Board with a broad array of viewpoints and perspectives that are representative of our global business. The Governance Committee adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, disability, and other personal characteristics or any other protected category under applicable law. This process is designed to assist the Board in identifying potential board members with diverse backgrounds, perspectives and experience, including appropriate financial and other expertise relevant to the business of the Company.
The director nomination processes call for the consideration of a range of types of diversity, including business experience, thought, age, ancestry, race, sex, gender, gender identity, gender expression, sexual identity, sexual orientation, and disability. In fact, diversity is one of the enumerated criteria that the Board has identified as critical in maintaining among its current and potential directors. The Board also annually assesses the diversity of its members as part of its assessment process.

Director Orientation and Continuing Education
All new directors participate in our director orientation program during their first four to six months on our Board. New directors have a series of meetings over time with each member of the Board, and senior management representatives from the business and shared services areas to review and discuss information about the company, including the Company’s business, financial performance, strategic plans, executive compensation program, controls and corporate governance policies and practices. Based on input from our directors, we believe this gradual on-boarding approach, coupled with additional committee-specific training and materials, provides new directors with a strong foundation in the Company’s businesses, connects new directors with other members of the Board and members of management with whom they will interact and see, and accelerates their effectiveness to engage fully in Board deliberations.
Continuing education is also provided during Board meetings and other Board discussions as part of the formal meetings, and as stand-alone information sessions outside of meetings to help keep them appropriately apprised of key developments in the Company’s businesses and industries, as well as developments in corporate governance. The directors are also encouraged to visit the Company’s global offices and to attend Company sponsored events, which provide the directors with an opportunity to see and experience firsthand the execution and impact of the Company’s strategy and to engage with senior leaders and associates to deepen their understanding of the Company’s business and corporate culture. In addition, the Company pays for all reasonable expenses for any director who wishes to attend external director continuing education programs.
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BOARD COMPOSITION AND REFRESHMENT
Board and Committee Assessments
The Board believes self-evaluations of the Board, the committees and individual directors are important elements of corporate governance. As such, the Board and each of its Committees conduct a self-evaluation at least annually.
The Board also conducts annually a formal evaluation of its individual members, including the Chair of the Board. In addition, informal evaluations are conducted after every meeting by the Chair of the Board and the Chair of the Governance Committee so that directors have an opportunity to share perspectives, feedback and suggestions year-round, both in and outside of the Boardroom.
Our assessment processes enable directors to provide confidential feedback on topics including: meeting agenda and materials, the Board’s culture, quality of discussions, relationships among directors, and the skills, characteristics, and perspectives to consider for future Board refreshment. Periodically, the Board engages a third-party facilitator to help administer the annual Board evaluation. The objective of the annual evaluation is to ensure that the Board as a whole, its committees, and its individual directors are functioning at a high level and are providing the best value and performance for the Company’s stakeholders, management and employees. The Board’s Governance Committee is responsible for the design and administration of the annual Board evaluation process and uses a variety of methods to produce an evaluation of the full Board and individual directors. The information obtained from the annual evaluations is used to promote director development, direct future Board agendas and meeting approaches, ensure good communication among the directors and management, and review future board candidate qualifications. In addition to the formal evaluation, the Chair of the Governance Committee and the Board speak with each Board member to review the assessment results and receives input regarding Board and committee practices and priorities.
Shareholder Recommendations and Nominations of Director Candidates
The Governance Committee will consider recommendations for director nominees made by shareholders and evaluate them using the same criteria as for other candidates. Recommendations received from shareholders are reviewed by the Chair of the Governance Committee to determine whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board. Shareholders who wish to recommend a director candidate to the Governance Committee should follow the procedures set forth under “2023 Shareholder Proposals and Director Nominations” on page 82 of this Proxy Statement. The recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications, including with respect to diversity.
  2022 Proxy Statement | 19

CORPORATE GOVERNANCE
Key Corporate Governance Documents
The following key corporate documents are available at www.wiley.com/en-us/corporate-governance: Corporate Governance Principles; the Business Conduct and Ethics Policy (the “Code of Ethics”); and the Charters of our Audit, Executive Compensation and Development, Governance, Digital Product and Technology, and Executive Committees of the Board.
Code of Ethics
The Company has adopted a global Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and any persons performing similar functions, as well as all directors, officers and employees of the Company. The Company also maintains a Code of Ethics policy for its Senior Financial Officers. The Code of Ethics is posted on the Company’s website at www.wiley.com/en-us/corporategovernance. The Company intends to satisfy the disclosure requirements regarding any amendments to, or waivers from, a provision of the Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website.
In 2021, the Company adopted the Vendor Code of Conduct (the “Vendor Code”) applicable to suppliers, service providers, contingent workers, agents, consultants, independent contractors, and business partners of the Company. The Vendor Code contains general requirements for vendors to do business with the Company, including responsibility and compliance with laws, protecting confidential information, adherence to equal employment practices, and demonstrating a commitment to responsible environmental stewardship and responsibility.
Corporate Governance Principles
To promote the best corporate governance practices, the Company adheres to the Corporate Governance Principles set forth below. The Board and management believe that these Principles, which are consistent with the requirements of the SEC and the NYSE, are in the best interests of the Company, its shareholders and other stakeholders, including employees, customers and suppliers. The Board is responsible for ensuring that the Company has a management team capable of representing these interests and of achieving superior business performance.
Pursuant to the NYSE rules, the Company is considered a “controlled company,” defined as a company where more than 50 percent of the voting power is held by an individual, a group, or another company. As such, the Company would be exempt from certain corporate governance standards. However, the Board believes it is in the best interest of the Company and its shareholders and stakeholders to abide by all of the NYSE listing rules.
Our Board of Directors
The Board, which is elected annually by the shareholders, exercises oversight and has final authority and responsibility with respect to the Company’s affairs, except with respect to those matters reserved to shareholders. All major decisions are considered by the Board as a whole.
The Board appoints the CEO and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance.
The Board plans for the succession of the CEO. The Compensation Committee, based on an evaluation of the CEO’s performance by the Executive Committee, determines the CEO’s compensation, and
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CORPORATE GOVERNANCE
discusses its recommendation with the Board in executive session. The Board also oversees the succession process for certain other management positions, and the CEO reviews with the Board annually his assessment of key management incumbents and their professional growth and development plans. The Board also:
a)	reviews the Company’s business and strategic plans and operating performance;
b)	reviews and approves the Company’s financial objectives, investment plans and programs; and
c)	provides oversight of internal and external audit processes and financial reporting.
Under the Company’s By-Laws, the Board has the authority to determine the appropriate number of directors to be elected so as to enable it to function effectively and efficiently. The Governance Committee makes recommendations to the Board concerning the appropriate size of the Board, as well as selection criteria for candidates. Each candidate is selected based on background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. In addition to the individual candidate’s background, experience and expertise, the manner in which each board member’s qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account. The Governance Committee nominates a candidate, and the Board votes on his or her candidacy. The shareholders vote annually for the entire slate of Directors.
Any nominee Director who receives a greater number of “withheld” votes from his or her election than “for” votes shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.
Attendance
Regular attendance at Board meetings and the Annual Meeting of Shareholders is expected of each director. Between May 1, 2021 through April 30, 2022 (“fiscal year 2022”), our Board held 11 meetings and our Committees held an aggregate of 29 meetings. In fiscal year 2022, no incumbent director attended fewer than 75% of the total number of Board and applicable Committee meetings (held during the period that such director served). All members of the Board attended the 2021 Annual Meeting of Shareholders.
Director Independence
The Board’s director independence guidelines, which are a part of its Corporate Governance Principles, are consistent with the rules of the NYSE, to assist in determining director independence. For a director to be considered independent, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board is currently composed of eleven (11) members. Brian A. Napack is the Company’s President & CEO. Jesse C. Wiley is a member of the Wiley family. The Board has affirmatively determined that all of our directors, except Mr. Napack and Mr. Wiley, meet the independence guidelines the Board set forth in its Corporate Governance Principles.
Board Leadership Structure
The Board is responsible for establishing and maintaining the most effective leadership structure for the Company. To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chair of the Board shall be an independent member of the Board. The Board is currently led by Mr. Wiley, our non-executive Chair of the Board. Meetings of the Board are called to order and led by the Chair.
  2022 Proxy Statement | 21

CORPORATE GOVERNANCE
The Board believes separating the roles of Chair and CEO allows our CEO to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Chair to lead the Board in its oversight and advisory roles. Our Chair is elected by the independent directors of the Board. Because of the many responsibilities of the Board and the significant amount of time and effort required by each of the Chair and the CEO to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success. The Company’s Governance Committee is also led by an independent director, Mari J. Baker. Ms. Baker serves as a liaison between the Chair and the independent directors and is available to consult with the Chair and the CEO about the concerns of the Board.
For the foregoing reasons, the Board has determined that its current leadership structure is appropriate and in the best interest of the Company’s shareholders.
Non-Management Executive Sessions: The Board has regularly scheduled non-management executive sessions during Board meetings. The Board has also scheduled periodic executive sessions with only independent directors during the quarterly Board meetings.
Transactions with Related Persons
We are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest and in which the amount involved exceeds or is expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year. Related persons include any Director, nominee for Director, executive officer of the Company, beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family members of such persons. The term “transaction” is broadly defined under SEC rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness or any series of similar transactions, arrangements or relationships.
The Company’s Board has adopted a written policy that requires the CEO to review and approve any related party transactions with respect to executive officers, and the Audit Committee to review and approve related person transactions with respect to directors, director nominees, and the CEO. The CEO may elect to refer any related person transaction to the Audit Committee for its review, approval, or ratification if the CEO believes such action is appropriate. The vote of a majority of disinterested directors will be required for the approval or ratification of any related person transaction subject to review by the Audit Committee. Such transactions will only be approved after taking into consideration whether the transaction is fair and reasonable and is consistent with the best interests of the Company. Factors to be taken into account in making the determination may include the business purpose of the transaction, whether the transaction is entered into on an arms-length basis on terms fair to the Company, and whether the transaction would violate the provisions of the Company’s Business Conduct and Ethics Policy.
Based on information available to us and provided to us by our Directors and executive officers, no such material transactions were entered into during fiscal year 2022.
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CORPORATE GOVERNANCE
Committees of the Board of Directors
The Board has established five standing committees: the Audit Committee, the Executive Compensation & Development Committee (“ECDC” or the “Compensation Committee”), the Governance Committee, the Executive Committee, and the Digital Product & Technology Committee. The primary responsibilities of each of the committees is described below, together with the current membership and number of meetings held in 2022. Currently, all of our Board committees are composed entirely of independent, non-management directors. Charters for all five Board committees are available on our website at www.wiley.com/en-us/corporate-governance. Each Committee conducts an annual self-evaluation of performance against its objectives and reviews compliance with the charter of the committee. The Board reviews and approves the committee charters annually.
Committee Members
The following table indicates present Board and committee membership, and total meetings of the Board and its standing committees for fiscal year 2022:
Name	Board	Audit	Compensation (ECDC)	Executive	Governance	Digital Product & Technology
Brian A. Napack	■
Mari J. Baker	■	■
George Bell	■	■
Beth A. Birnbaum	■		■
David C. Dobson	■				■	■
Brian O. Hemphill*	■
Laurie A. Leshin	■			■	■
Raymond W. McDaniel, Jr.	■			■
William J. Pesce	■
Inder M. Singh*	■	■
Jesse C. Wiley
Number of Fiscal Year 2022 Meetings	11	8	5	8	4	4
■	Board or Committee Chair
*
Our fiscal year 2022 year began on May 1, 2021 and ended on April 30, 2022. As part of our broader Board refreshment practices, we review our Committee memberships annually following last year’s Annual Meeting of Shareholders. Directors joining new committees participated in an orientation program, with particular focus on committee memberships, to create a seamless transition. There were no changes to the committee composition in fiscal year 2022, other than the addition of new directors. Below is a summary of the committee changes that occurred:

■
Dr. Hemphill joined the Board effective June 21, 2022, and has not yet been appointed to a committee of the Board, although the Board contemplates Dr. Hemphill will be appointed to the Governance and Digital Product and Technology Committees.

	■	Mr Singh joined the Board effective December 15, 2021, and subsequently was appointed to the Audit Committee.
  2022 Proxy Statement | 23

CORPORATE GOVERNANCE
Audit Committee
Primary Responsibilities
 ■ Assisting the Board in fulfilling its fiduciary oversight responsibilities relating to the integrity of the Company’s financial statements filed with the SEC, accounting policies, adequacy of disclosures, the Company’s compliance with legal and regulatory requirements, the financial reporting process, the systems of internal accounting and financial controls established by management, and the sufficiency of auditing relative thereto.
 ■ Evaluating the qualification, independence and performance of the independent public accounting firm engaged to audit the Company’s financial statements, including reviewing and discussing with such firm their independence and whether providing any permitted non-audit services is compatible with their independence.
 ■ Reviewing and discussing with the independent public accounting firm the overall scope and plan for their audits.
 ■ Assisting the Board in fulfilling its oversight responsibilities regarding the Company’s policies and processes with respect to risk assessment and risk management, including overseeing the Company’s assessment and reporting of material risks and any significant non-financial risk exposures and reviewing reports from management on material risk topics.
 ■ Establishing and maintaining oversight for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal accounting controls, auditing matters and business conduct in accordance with the
Business Conduct and Ethics Policy.
 ■ Maintaining financial oversight of the Company’s employee retirement and other benefit plans and making recommendations to the Board with respect to such matters.
 ■ Maintaining oversight of the Company’s security and risks, including cybersecurity, along with the Digital Product &
Technology Committee.
 ■ Reviewing, ratifying and/or approving related person transactions.
 ■ Discussing with management quarterly earnings prior to its release, and also reviewing quarterly results prior to filings.

Financial Expertise and Independence
The Board has determined that Mari J. Baker, Raymond W. McDaniel, Jr. and Inder M. Singh satisfy the criteria adopted by the SEC to serve as “audit committee financial experts” and that all of the members of the Audit Committee are independent directors and financially literate pursuant to the applicable requirements under the SEC and NYSE rules.

No Audit Committee member concurrently serves on the audit committee of more than two other public companies.

Report
The Audit Committee Report is set forth beginning on page 38 of this Proxy Statement.

Met 8 times in FY2022 Current Committee Members Raymond W. McDaniel, Jr., Chair Mari J. Baker George Bell
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CORPORATE GOVERNANCE
Executive Compensation & Development Committee (“ECDC” or the “Compensation Committee”)
Primary Responsibilities
 ■ Oversee all aspects of the executive compensation program and ensure the program best achieves the Company’s objectives, considering the business strategy, talent needs, and market trends.
 ■ Setting appropriate compensation levels for the CEO based on market and peer group data, and determining the appropriate compensation for the CEO based on annual objectives and the performance evaluation of those objectives by the Executive
Committee, and reporting its decisions to the Board.
 ■ Reviewing and approving management’s recommendations, and providing guidance on matters, relating to Senior Officer appointments, compensation levels, incentive plan goals, and award payouts, including any other key agreements.
 ■ Reviewing, with assistance from the Executive Committee, executive development and non-emergency succession plans for the CEO and other Senior Officer positions.
 ■ Reviewing and, when appropriate, approving the principles and policies for compensation and benefit programs company-wide.
 ■ Overseeing the development and utilization of policies and programs to attract and retain talent needed to execute Company strategy.
 ■ Hire and consult with the independent Compensation Consultant.

Independence
The Board of Directors has determined that all Compensation Committee members are independent directors pursuant to the applicable requirements under the SEC and NYSE rules and are outside directors as defined by Treasury Regulation Section 1.162-27(e) (3) under Section 162 (m) of the Internal Revenue Code.

Limited Delegation of Authority to Management
The Compensation Committee has delegated limited authority to the CEO and the Chief People Officer to make certain “off-cycle” equity grants outside of the annual equity grant process to existing employees who are neither Company executive officers nor directors. The delegation is subject to maximum shares that can be granted per fiscal year, as well as a maximum to any one person per fiscal year. Shares awarded pursuant to this delegation will be valued based on the closing price of the Company’s stock on the NYSE as of the last day of the quarter and will be issued after quarter-end. Any grants made “off-cycle” are reported to the Compensation Committee at the next regularly scheduled quarterly meeting following such awards.

Report
The Compensation Committee Report is set forth beginning on page 64 of this Proxy Statement.

*Due to the departure of Ms. Garavaglia, there is a temporary vacancy on this  committee.

Met 5 times in FY2022 Current Committee Members* George Bell, Chair Beth A. Birnbaum
  2022 Proxy Statement | 25

CORPORATE GOVERNANCE
Compensation Consultant
The Compensation Committee has engaged FW Cook as its independent Compensation Consultant. FW Cook advises the Compensation Committee on competitive market practices and trends, provides proxy pay data for the Company’s peer compensation group, presents information and benchmarking regarding specific executive compensation matters, reviews management proposals, and provides recommendations regarding CEO pay. The Compensation Committee reviewed its relationship with FW Cook, considered FW Cook’s independence and the existence of potential conflicts of interest, and determined that the engagement of FW Cook did not raise any conflict of interest or other issues that would adversely impact FW Cook’s independence.
Compensation Committee Interlocks
and Insider Participation
No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.
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CORPORATE GOVERNANCE
Executive Committee
Primary Responsibilities
 ■ Exercising the powers of the Board as appropriate, in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible.
 ■ Reviewing the annual objectives of the Chair and the CEO and recommending approval of the objectives by the Board.
 ■ Evaluating the performance of the Chair and CEO throughout the year relative to the approved objectives.
 ■ Providing an annual assessment to the Compensation Committee (relating to the CEO compensation), the Governance Committee (relating to the Chair compensation), and the Board of Directors (for review of the CEO and Chair assessments).
 ■ Developing and reviewing progress annually on the emergency and non-emergency succession planning for the Chair.
 ■ Maintaining and reviewing progress annually on the emergency succession planning for the CEO and assisting the Compensation Committee in monitoring non-emergency CEO succession planning.

Independence
The Board of Directors has determined that all Executive Committee members are independent directors pursuant to the applicable requirements under the SEC and NYSE rules.

Met 8 times in FY2022 Current Committee Members William J. Pesce, Chair Laurie A. Leshin Raymond W. McDaniel, Jr.
Governance Committee
Primary Responsibilities
 ■ Assisting the Board in determining the appropriate general qualifications and criteria for directorships and in the identification of qualified individuals to serve as directors and recommending Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies between annual meetings.
 ■ Reviewing the composition and structure of standing committees and assisting the Board in proposing committee assignments, including committee memberships and chairs.
 ■ Coordinating and overseeing the annual Board self-evaluation process.
 ■ Evaluating non-employee director compensation.
 ■ Making recommendations to the Board regarding its Corporate Governance Guidelines.
 ■ Overseeing, in conjunction with other Board committees as appropriate, the Company’s strategy regarding corporate social responsibility.
 ■ Reviewing, assessing, and pre-approving situations whereby Directors are seeking to join the board of another organization to confirm that there are no potential conflicts of interest or other concerns.

Independence
The Board of Directors has determined that all Governance Committee members are independent directors pursuant to the applicable requirements under the SEC and NYSE rules.

Met 4 times in FY2022 Current Committee Members Mari J. Baker, Chair David C. Dobson Laurie A. Leshin
  2022 Proxy Statement | 27

CORPORATE GOVERNANCE
Digital Product and Technology Committee
Primary Responsibilities
 ■ Overseeing and giving guidance on the Company’s digital product/services, technology-driven initiatives and investments and overall technology strategies.
 ■ Reviewing the Company’s digital product/service and technology infrastructure roadmaps and delivery of features and functionality in line with Company and business unit strategies.
 ■ Reviewing and providing guidance to management and the Board on talent, structure and capabilities of the Company’s technology and digital product/service teams.
 ■ Distilling information for and providing summaries and insight to the Board on the Company's digital product and technology strategy, including both organic and inorganic initiatives.
 ■ Coordinating with the Audit Committee, where relevant, regarding the review and oversight of back office systems and processes, including the Company’s enterprise systems, information technology and cyber security and privacy.

Independence
The Board of Directors has determined that all Digital Product and Technology Committee members are independent directors pursuant to the applicable requirements under the SEC and NYSE rules.

*Due to the departure of Ms. Garavaglia, there is a temporary vacancy on this  committee

Met 4 times in FY2022 Current Committee Members* Beth A. Birnbaum Chair David C. Dobson
The Board’s Oversight of Risk Management
Board and Committee Oversight of Risk
Management of risk is the direct responsibility of the Company’s President & CEO and the executive leadership team. The Board has oversight responsibility, focusing on the adequacy of the Company’s risk management and risk mitigation processes.
The Company has an Enterprise Risk Management program which delineates responsibility to the Board and its committees. The Company’s Board administers its risk oversight function directly and through its Audit Committee, Governance Committee, Compensation Committee, and Digital Product & Technology Committee. The Company’s senior management engages with and reports to Board and the relevant committees on a regular basis to address material risks. The Board receives regular reports from these committees, which include reports on those areas over which they have risk oversight responsibility, as appropriate. The Board members also dedicate a portion of their meetings to reviewing and discussing the Company’s significant risks topics in greater detail.
The Company believes that the Board’s leadership structure supports the risk oversight function of the Board by providing for open communication between the Board and management such that all directors are involved in the risk oversight.
Audit Committee: The Audit Committee has oversight responsibility of major financial risk exposures, including litigation and compliance risk and the steps management has taken to monitor and mitigate such exposures. The Audit Committee also assists the Board in fulfilling its oversight responsibilities regarding the Company’s policies and processes with respect to risk assessment and risk management, including overseeing the Company’s assessment and reporting of material risks and any significant non-financial risk exposures and reviewing reports from management on material risk topics. The Audit Committee reviews and takes appropriate action regarding the company’s annual and quarterly financial statements, the internal audit program and internal control over financial reporting.
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CORPORATE GOVERNANCE
The Audit Committee reviews with management, and the Digital Product and Technology Committee as appropriate, the security of and risks related to cybersecurity and the Company’s information technology systems and procedures, continuity of operations, and reliability of internal controls. The Audit Committee also receives regular updates from management, including the General Counsel, on litigation risk. The Audit Committee also holds separate regular executive sessions with internal audit and the independent auditors.
Governance Committee. The Governance Committee has oversight responsibility over the Company’s governance structure, corporate social responsibility, and other governance matters, including Board and director performance, director compensation, director succession planning, and the review of the Company’s Corporate Governance Principles.
Executive Compensation & Development Committee: The Compensation Committee has oversight responsibility for the management of risk relating to human capital management, including the Company’s executive compensation programs. The Committee aims to ensure that the Company’s annual and long-term incentive plans do not incentivize or encourage excessive or unnecessary risk-taking. The Compensation Committee also reviews, with assistance from the Executive Committee, executive development and succession plans for the CEO and other Senior Officer positions.
Digital Product and Technology Committee: The Technology Committee has oversight responsibility of risks related the Company’s management and development of technology, primarily those relevant to customer facing products and services, internal IT and back office systems, including cybersecurity and the Company’s information technology system and procedures. The Committee receives regular updates from management on risks in these areas, including data and enterprise security.
Addressing Risk in the Company’s Compensation Programs
The Company’s compensation program is designed to attract, retain, motivate and reward talented executives and colleagues whose efforts will drive Company performance and maximize return to shareholders. Our pay-for-performance philosophy focuses colleagues’ efforts on delivering short-term and long-term financial success for our shareholders without encouraging excessive risk taking. The Compensation Committee, which consists entirely of independent Board members, oversees the executive compensation program for the named executive officers, as well as other senior officers of the Company.
The following is a description of both Compensation Committee and management processes related to the compensation risk assessment process, as well as a description of the Company’s compensation risk mitigation techniques.
The Compensation Committee reviews and approves the annual and long-term plan performance measures and goals annually. This includes setting appropriate threshold and outstanding performance levels for each performance metric. As a part of this process, the Compensation Committee focuses on what behavior it is attempting to incentivize and the potential associated risks. The Compensation Committee periodically receives financial information from the Chief Financial Officer, and information on accounting matters that may have an impact on the performance goals, including any material changes in accounting methodology and information about extraordinary or special items excluded in the evaluation of performance, as permitted by the 2014 Executive Annual Incentive Plan and the 2014 Key Employee Stock Plan (i.e., the shareholder plans), so that the Compensation Committee members may understand how the exercise of management judgment in accounting and financial decisions affects plan payouts. Members of the Compensation Committee approve the final incentive compensation awards after reviewing executive, corporate and business performance, and may apply discretion if they believe the level of compensation is not commensurate with performance.
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CORPORATE GOVERNANCE
The following compensation policies and practices serve to reduce the likelihood of excessive risk taking:
■	An appropriate compensation mix that is designed to balance the emphasis on short-term and long-term performance.
■	The majority of incentive compensation for top level executives is associated with the long-term performance of the Company. This discourages short-term risk taking.
■	The focus on performance share units in our executive long-term plan ensures a correlation between executive rewards and shareholder return.
■	Financial performance measures used for incentive plans covering colleagues at all levels of the Company include a mix of financial metrics that are in line with operating and strategic plans.
■	A significant portion of annual and long-term incentive payments are based on Company and business profitability, ensuring a correlation between pay and performance.
■	Financial targets are appropriately set, and if not achieved, result in a large percentage loss of compensation.
■	Executive and broad-based incentive plans cap the maximum award payable to any individual. Annual and long-term incentive plans have a maximum payout of 3 and 2 times the target amount, respectively.
■	Recoupment or “clawback” provisions for top executives and key finance executives in the event that an executive’s conduct leads to a restatement of the Company’s financial results.
■	Stock ownership guidelines and stock retention requirements for our named executive officers, other senior officers and directors discourage excessive risk taking.
■	The Compensation Committee receives advice and counsel regarding best practices for governance of executive compensation as well as areas of concern and risk in the Company’s compensation program.
We are confident that our compensation program rewards for performance, is aligned with the interests of our shareholders and does not involve risks that are reasonably likely to have a material adverse effect on the Company. A more detailed discussion of the Company’s executive compensation program can be found in the Compensation Discussion and Analysis beginning on page 41.
The Board’s Role in Human Capital Management
We view our people as one of our most significant assets and investments towards achieving our mission of unlocking human potential. The successful acceleration of our strategies and the delivery of innovative impact in research and education depend on our ability to attract, develop, reward and retain a diverse population of talented, qualified and highly-skilled colleagues at all levels of our organization and across our global workforce. The Board as a whole, and through its Compensation Committee, provides oversight over our human capital management framework, which includes programs, policies and initiatives that promote diversity, equity and inclusion; talent acquisition; ongoing employee learning and development; competitive compensation and benefits; safety and health; and an emphasis on employee satisfaction and engagement.
Safeguarding and promoting colleague well-being is central to what we do, as it is critically important we provide the tools and resources they need to be healthy and at their best. We support our colleagues in maintaining their physical, emotional, social, and financial well-being through working practices, education and benefit programs. This became even more critical at the onset of the COVID-19 pandemic, when we acted quickly and with purpose to protect and support our colleagues. Wiley continues to take actions throughout the ongoing pandemic, including continuing to drive business
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CORPORATE GOVERNANCE
continuity plans across functions and offices, and protecting the health, safety, and well-being of colleagues around the world and developing and implementing flexible work policies and support model for colleagues at home and for those returning to the office.
We invest in colleague development and growth for current and future roles is central to our culture. We invest in the enrichment of culture, engagement, and learning for our colleagues by providing interactive development programs, skill development courses, and multi-language resources for self-learning. We are committed to identifying, growing, and retaining top talent and ensuring we have the right skills for the future through succession and development planning. Our culture differentiates us as an organization and our core values define how we work together. We ask colleagues to embody our three values—Learning Champion, Needle Mover, and Courageous Teammate. These values define who we are as a company and what we stand for.
Our Commitment to ESG and Corporate Impact
The Board as a whole, and through its committees, oversees the Company’s strategy regarding corporate social responsibility, ESG and our corporate impact. We believe in sharing information to create a stronger, better informed, and more compassionate society. To that end, we focus on improving access to education and lowering the cost of educational content and tools. We train under-represented populations and help them secure well-paying jobs in high demand areas like technology.
We are taking action through our business practices to protect the environment, our global communities, and our workplace. Our Wiley Impact program addresses our responsibility as a global and corporate citizen while embracing our purpose as a knowledge company advancing research and education. To further our commitment, this year we hired a VP of Environmental, Social, Governance and Corporate Impact to drive forward our sustainability efforts.
We are committed to advancing and achieving the UN Sustainable Development Goals (SDGs). In support of this effort, we are committed to the UN Global Compact corporate responsibility initiative and its principles in the areas of human rights, labor, the environment and anti-corruption, as well as the UN Publishers Compact. We are also a public supporter of the UN Standards of Conduct for business on tackling discrimination against LGBTQI+ people.
The Company believes that environmental responsibility and business objectives are fundamentally connected and essential to our operations. We support programs and initiatives that reduce our company’s environmental impact and improve our environmental performance as an integral part of our business strategy and operating procedures. In each of our fiscal years beginning in fiscal year 2020, we have conducted a comprehensive independent third-party GHG assessment for our Global Operations. In fiscal year 2022, we are a CarbonNeutral® certified company across our Global Operations, in accordance with the CarbonNeutral Protocol. Our locations use 100% renewable energy through green tariffs and energy attribute certificates (EACs). In a program entitled Go Green, we partnered with Trees for the Future to plant a tree for every copy of a journal we actively stop printing, up to one million trees. To date, over 230,000 trees have been planted as a result.
Through our Paper Selection and Use Policy, the Company upholds high environmental standards set out by the Forest Stewardship Council, Sustainable Forestry Initiative, and Programme For the Endorsement of Forest Certification. This includes demonstrating efficient use and conservation of raw materials, minimization of waste, conservation of natural systems, clean production, community and human well-being, and credible reporting and verification.
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CORPORATE GOVERNANCE
With the hiring of our Vice President, Diversity, Equity and Inclusion, and Director, DEI Strategy, we are operationalizing critical priorities within three DEI activators—Fostering an Inclusive Community, Enhancing our Foundation, and Understanding our People. These activators reflect our DEI near-term priorities to propel a sustainable, inclusive organization that embodies diversity and equity throughout our policies, programs and processes, and fosters an inclusive culture where we value unique contributions, and support human connectivity by encouraging, supporting, and celebrating all our colleagues' diverse voices and talents.
Our Employee Resource Groups help drive our DEI priorities through learning opportunities and Wiley community events. As a member of the CEO Action for Diversity and Inclusion, Wiley demonstrates its commitment to sustained, concrete actions that advance diversity and inclusive thinking, behavior, and business practices in the workplace. This past year, we proudly received a 100% score on the Human Rights Campaign 2021 Corporate Equality Index (CEI), the nation’s foremost benchmarking survey and report measuring corporate policies and practices related to LGBTQ workplace equality. We are also a recipient of the 2021 DivHERsity Champions Award.
Additional information about our corporate social responsibility efforts is available on our website at www.wiley.com/en-us/corporate-responsibility.
Communications with the Board
Shareholders and other persons interested in communicating with any Director, any committee of the Board or the Board as a whole may do so by submitting such communication in writing and sending it by mail to the attention of the appropriate party or to the attention of our Chair of the Board, 111 River Street, Mail Stop 6-NE-42, Hoboken, New Jersey 07030-5774 or by email to non-managementdirectors@wiley.com.
The Company’s Corporate Law Department reviews all communications sent to the Board and forwards such communications as appropriate. Directors may, at any time, discuss the Board communications received by the Company. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with the procedures established by the Audit Committee with respect to such matters. Certain items that are unrelated to the duties and responsibilities of the Board or its committees (such as business solicitation or advertisements; junk mail or mass mailings; resumes or other job-related inquiries; unsolicited ideas or business proposals; and material that is determined to be illegal or otherwise inappropriate) will not be forwarded.
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DIRECTOR COMPENSATION
Highlights of our Director Compensation Program
■	No fees for Board meeting attendance
■	Emphasis on equity, aligning director interests with shareholders
■	Benchmarking against peers with advice from an independent compensation consultant
■	Robust director stock ownership guidelines
Each non-management director is compensated for service on the Board of Directors. The Governance Committee and the Board review the director compensation program annually. As part of the annual review, management engages FW Cook to conduct a director compensation analysis. FW Cook provides director compensation data for the Company’s peer group used to benchmark director compensation. In fiscal year 2022, the Governance Committee recommended, and the Board approved, an increase of $10,000 in the annual equity retainer. The Governance Committee did not recommend an increase in the annual cash retainer.

Directors’ Cash Compensation Fiscal Year 2022
In fiscal year 2022, our non-employee directors received an annual cash retainer of $100,000. Committee chairs of the Audit and Compensation Committees received an additional annual retainer of $20,000, and committee chairs of the Governance, Digital Product and Technology, and Executive Committees each receive an additional annual retainer of $15,000. As Chair of the Board, Mr. Wiley receives an annual cash retainer of $360,000, consisting of $210,000 for Director compensation, plus an incremental cash retainer of $150,000 for his role as Chair.
No fees are paid for attendance at meetings. No non-employee director receives any other cash compensation from the Company, except for reimbursement of expenses incurred in relation to service on the Board. Directors who are employees do not receive additional compensation for Board service.
Directors’ Stock Compensation Fiscal Year 2022
Pursuant to the 2018 Director Stock Plan, as amended on March 20, 2019, each of our then non-employee independent directors, other than the Chair, received an annual award of restricted Class A Common Stock equal to $120,000, with the amount of shares granted based on the stock price of John Wiley & Sons, Inc. Class A Common Stock at the close of the NYSE on September 30, 2021. Such restricted shares granted will vest on the earliest of (i) the day before the next Annual Meeting following the grant, (ii) the non-employee director’s death or disability (as determined by the Governance Committee), or (iii) a Change in Control (as defined in the 2014 Key Employee Stock
  2022 Proxy Statement | 33

DIRECTOR COMPENSATION
Plan). All of our Directors who receive stock compensation, except for Mr. Pesce, defer the receipt of the shares and receive them as deferred share units under the Deferred Compensation Plan for Directors as described in the following paragraph. No options have been granted to directors.
Deferred Compenstaion Plan for Directors
The Company established a Deferred Compensation Plan for Directors’ 2005 & After Compensation, Amended and Restated as of January 1, 2009, as further amended on September 27, 2018 and January 1, 2022 (the “Deferred Plan”). Non-employee directors are eligible to participate and may defer all or a portion of their annual cash retainer fees in the form of cash and/or Class A Common Stock. They may also defer their annual stock award.
In fiscal year 2022, seven of our non-employee directors participated in the Deferred Plan. Each participant may designate his or her preference for the manner in which the deferred cash in their Director Fee Account will be invested from among the investment funds made available for such designation from time to time. Retainers deferred in the form of deferred share units receive dividends in the form of additional deferred share units based on the closing price of the Class A Common Stock on the distribution date of the dividend. Deferred cash and/or stock is payable to the directors upon their retirement from the Board, either in a lump sum or in the form of annual installments disbursed on January 15th of each year following the retirement.
Matching Gift Program
Directors are eligible to participate in our matching gift program. Under this program, our Foundation matches 100% of charitable donations to qualified entities up to a maximum of $15,000 per year for each director.
Limited Trading Windows
Our directors (including non-employee directors) can only transact in Company securities during approved trading windows after satisfying mandatory pre-clearance requirements.
Stock Ownership Requirements
Share ownership by each Director is required. To this end, each Director is expected to own shares of common stock valued at not less than five times that Director’s annual cash compensation to which the Director is entitled for Board service, which can be met by accumulating annual stock grants during their term of Board service.
The table below indicates the total compensation received by each non-employee director during fiscal year 2022. Employee directors, which in fiscal year 2022 included Brian A. Napack, our President and CEO, do not receive any compensation for their service as a director. Mr. Napack’s employee compensation for fiscal year 2022 is shown in the Summary Compensation Table on page 53.
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DIRECTOR COMPENSATION
Director Compensation Table
	FY 2022 Director Compensation
Name	Cash Fee(1)	Chair Fee(1)	Stock Awards(2)	All Other Compensation(3)	Total
Mari J. Baker(4)	$100,000	$15,000	$120,000	$38,704	$273,704
George Bell(4)(5)	$100,000	$20,000	$120,000	$41,102	$281,102
Beth A. Birnbaum(4)	$100,000	$15,000	$120,000	$28,896	$263,896
David C. Dobson(6)	$100,000	—	$120,000	$19,797	$239,797
Mariana Garavaglia(7)	$100,000	—	$120,000	$8,398	$228,398
Brian O. Hemphill(8)	—	—	—	—	—
Laurie A. Leshin	$100,000	—	$120,000	$22,599	$242,599
Raymond W. McDaniel, Jr.	$100,000	$20,000	$120,000	$57,398	$297,398
William J. Pesce(4)	$100,000	$15,000	$120,000	$10,000	$245,000
Inder M. Singh(9)	$25,000	—	—	—	$25,000
Jesse C. Wiley(4)(10)	$360,000	—	—	$1,300	$361,300
(1)	Includes fees earned and paid in fiscal year 2022 and fees earned in fiscal year 2022 but deferred under the Deferred Compensation Plan.
(2)
On September 30, 2021, each of our then sitting non-employee Directors, other than Mr. Wiley, received an annual restricted stock award of 2,298 shares of Class A Common Stock based on the closing price of $52.21.

(3)
The amounts in “All Other Compensation” include the cash value of dividends accrued on deferred stock under the Deferred Compensation Plan as described above. The cash value of dividends in fiscal year 2022 are $33,204 for Ms. Baker, $13,896 for Ms. Birnbaum, $26,102 for Mr. Bell, $19,797 for Mr. Dobson, $8,398 for Ms. Garavaglia, $22,599 for Ms. Leshin and $57,398 for Mr. McDaniel.

(4)
The following Directors requested and received a cash donation from the Company to organizations pursuant to the Company’s Matching Gift Program in fiscal year 2022, as described above: Ms. Baker - $5,500, Mr. Bell - $15,000, Ms. Birnbaum - $ 15,000, Mr. Pesce - $10,000 and Mr. Wiley - $1,300. These amounts are included under “All Other Compensation.”

(5)	Mr. Bell elected to defer $15,000 of his cash retainer and received it in the form of deferred share units under the Deferred Compensation Plan for Directors.
(6)	Mr. Dobson elected to defer $75,000 of his cash retainers and received it in the form of deferred share units under the Deferred Compensation Plan for Directors.
(7)	Ms. Garavaglia resigned from the Board effective July 18, 2022.
(8)	Dr. Hemphill joined the Board effective June 21, 2022.
(9)	Mr. Singh joined the Board effective December 15, 2021. He has not yet received a stock award.
(10)	As Chair, Mr. Wiley receives an annual cash retainer of $360,000, consisting of $210,000 for Director compensation, plus an incremental cash retainer of $150,000 for his role as Chair.
  2022 Proxy Statement | 35

DIRECTOR COMPENSATION
Outstanding Deferred Stock Awards as of April 30, 2022
Name	Number of Shares Underlying Outstanding Deferred Stock Equivalents	Number of Shares Underlying Oustanding Stock Options
Mari J. Baker	25,022	—
George Bell	20,004	—
Beth A. Birnbaum	10,809	—
David C. Dobson	15,513	—
Mariana Garavaglial(1)	6,762	—
Brian O. Hemphill(2)	—
Laurie A. Leshin	17,215	—
Raymond W. McDaniel, Jr.	42,831	—
Inder M. Singh(3)	—	—
William J. Pesce(4)	—	—
(1)	Ms. Garavaglia resigned from the Board effective July 18, 2022.
(2)	Dr. Hemphill joined the Board effective June 21, 2022.
(3)	Mr. Singh joined the Board effective December 15, 2021. He has not yet received a stock award.
(4)	Mr. Pesce does not defer receipt of his annual restricted stock award.
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Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. The Audit Committee has appointed KPMG LLP (“KPMG”) as the Company’s independent auditors for fiscal year 2023. Although the Company is not required to do so, we are submitting the selection of KPMG for ratification by the Company’s shareholders because we believe it is a matter of good corporate practice.
The Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.
Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual Meeting:
“RESOLVED, that the appointment by the Audit Committee of KPMG LLP as independent public accountants for the Company for the fiscal year ending April 30, 2023 be, and it hereby is, ratified.”
In the event that the foregoing proposal is defeated, the adverse vote will be considered by the Audit Committee in its selection of auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 2023 will be permitted to stand unless the Audit Committee finds other good reason for making a change. If the proposal is adopted, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interests of the Company and its shareholders.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of independent public accountants.
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Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants
Audit Committee Report
The following is the report of the Audit Committee of the Company with respect to the Company’s audited financial statements for the fiscal year ended April 30, 2022.
Fees of Independent Registered Public Accounting Firm
Audit Fees
Total aggregate fees billed by KPMG LLP (“KPMG”) for professional services in connection with the audit and review of the Company’s Consolidated Financial Statements, and statutory audits of the Company’s international subsidiaries were $2,000,000 and $2,200,000 in fiscal years 2022 and 2021, respectively.
Audit Related Fees
The aggregate fees billed for audit related services, which primarily were for employee benefit plan audits in Canada, were $17,000 in both fiscal years 2022 and 2021.
Tax Fees
The aggregate fees billed for services rendered by KPMG tax personnel, except those services specifically related to the audit of the financial statements, were $500,000 and $300,000 in fiscal years 2022 and 2021, respectively. Such services included tax planning, tax return reviews, advice related to acquisitions, tax compliance and compliance services for expatriate employees.
Other Non-Audit Fees
The aggregate non-audit fees were $0 for both fiscal years 2022 and 2021.
The Audit Committee (“Committee”) has advised the Company that in its opinion the services rendered by KPMG are compatible with maintaining their independence.
The Audit Committee is responsible for oversight of the Company’s accounting, auditing, and financial reporting processes on behalf of the Board of Directors. The Committee consists of four members who, in the judgment of the Board of Directors, are independent and financially literate, as those terms are defined by the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”). The Board of Directors has determined that Mr. McDaniel, Ms. Baker and Mr. Singh of the Committee satisfy the financial expertise requirements and have the requisite experience to be designated “audit committee financial experts” as that term is defined by the rules of the SEC.
Management has the primary responsibility for:
■	the preparation, presentation, and integrity of the financial statements of the Company;
■	maintaining appropriate accounting and financial reporting policies and practices; and
■	internal controls and procedures designed to assure compliance with generally accepted US accounting standards and applicable laws and regulations.
The Committee is responsible for the oversight of these processes. In this fiduciary capacity, the Committee has held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results for the fiscal year ended April 30, 2022.
Management has represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted US accounting principles. The Committee has discussed with the independent auditors significant accounting principles and judgments applied by management in preparing the financial statements as well as alternative treatments. The Committee
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Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants
discussed with the independent auditors the matters required to be discussed pursuant to Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16 (Communications with Audit Committees).
The Committee has had discussions with, and received regular status reports from, the independent auditors and the Vice President of Internal Audit regarding the overall scope and plans for their audits of the Company, including their scope and plans over management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors provided the Committee with written disclosures and the letter required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the PCAOB, pertaining to the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their independence.
The Committee also considers whether providing non-audit services is compatible with maintaining the auditor’s independence. The Committee has adopted a policy of pre-approving all audit and non- audit services performed by the independent auditors. The Committee may delegate authority to one or more of its members to grant pre-approvals of audit and non-audit services, provided that the pre-approvals are presented to the Committee for ratification at its next scheduled meeting.
Persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee at: non-managementdirectors@wiley.com.
Based upon the review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022, as filed with the Securities and Exchange Commission.
The Audit Committee
Raymond W. McDaniel, Jr. (Chair), Mari J. Baker, George Bell and Inder M. Singh
  2022 Proxy Statement | 39

Proposal 3: Advisory Vote of NEO Compensation
PROPOSAL 3. ADVISORY VOTE OF NAMED EXECUTIVE OFFICER COMPENSATION
We are requesting that shareholders indicate their approval of our Named Executive Officers’ compensation, as described in the compensation tables, narrative discussion, and Compensation Discussion and Analysis set forth in this Proxy Statement. This proposal, known as a “say-on-pay” proposal, allows shareholders the opportunity to express their views on these matters. The “say on pay” vote is an advisory vote, which is therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the views of our shareholders are important to the Company, and will be given careful consideration by the Company, the Compensation Committee and the Board of Directors.
Compensation for our Named Executive Officers in fiscal year 2022 was consistent with the principles of our compensation philosophy and reflects our financial performance, the cumulative return to shareholders in fiscal year 2022 and achievements of the executive team. Our compensation philosophy is designed to (i) align the Company’s goals with shareholder interests; (ii) attract and retain world-class talent; (iii) pay competitively compared with our peer group and the marketplace; and (iv) reward strong performance and limit rewards for performance below targets. Our fiscal year 2022 compensation packages reflect these guiding principles.
The discussion set forth in the Compensation Discussion and Analysis on pages 41 to 64 of this Proxy Statement provides a complete discussion of our compensation programs and policies, including design, implementation, oversight, administration, ongoing review and risk assessment of our programs and policies. Our Compensation Committee and Board of Directors believe that our compensation programs and policies are designed and carried out to allow us to achieve our business goals and reflect the guiding principles of our compensation philosophy.
A vote “FOR” approval will be a vote in favor of the following resolution:
“RESOLVED, that the shareholders of John Wiley & Sons, Inc. hereby approve on an advisory basis the compensation of the Company’s Named Executive Officers, as described in the compensation tables, narrative discussion and Compensation Discussion and Analysis, set forth in this Proxy Statement.”
The Board of Directors recommends a vote “For” approval, on an advisory basis, of the compensation of John Wiley & Sons, Inc.’s Named Executive Officers as disclosed in this Proxy Statement.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
A message from the Executive Compensation & Development Committee (“ECDC”) Chair
Our compensation program, which is well aligned with our shareholders’ interests, provides highly competitive total packages that attract, motivate and reward transformative leaders based on their individual qualifications.
At our Annual Meeting last year, our shareholders again expressed substantial support for our executive compensation program, with our Say-on-Pay proposal receiving over 99% approval. The Committee believes the strong shareholder support signals approval of the current pay-for-performance approach, the incremental changes we have made to ensure our compensation programs support our business strategy, and the sound governance practices in place at Wiley.
Our goal in this Compensation Discussion and Analysis (“CD&A”) is to provide an understanding of our executive compensation program, explain how and why the Committee arrived at the specific compensation decisions involving the named executives (“NEOs”) for fiscal year 2022, including a special grant of Premium Stock Options to incentivize and reward growth aligned with shareholder interests.
George Bell
Chair, Executive Compensation and Development Committee
Fiscal Year 2022 Named Executive Officers
This CD&A describes the compensation of the following NEOs:
Name and Title
Brian A. Napack	President and Chief Executive Officer (“CEO”)
Christina Van Tassell	Executive Vice President and Chief Financial Officer (“CFO”)
John A. Kritzmacher	Former Executive Vice President and Chief Financial Officer (“Former CFO”), last day of service December 31, 2021
Aref Matin	Executive Vice President and Chief Technology Officer (“CTO”)
Todd R. Zipper	Executive Vice President and General Manager, Education Services (“GM, WES”)
Matthew H. Leavy	Executive Vice President and General Manager, Academic and Professional Learning (“GM, APL”)
  2022 Proxy Statement | 41

COMPENSATION DISCUSSION & ANALYSIS
Business Highlights – Driving the World Forward with Research and Education
Wiley delivered solid operating performance in fiscal year 2022, with revenue, adjusted EPS, and adjusted EBITDA up 7%, 4%, and 3% over prior year, respectively. Wiley surpassed $2 billion in revenue for the first time and delivered $223 million of free cash flow. This financial performance resulted in funding of 88% for the annual incentive plan and 83% for the long-term plan ending in FY22.

*	includes digital content, courseware, tools, platforms, and technology-enabled services
For reconciliation to the GAAP measures, see the Company’s press release regarding fiscal year 2022 results: https://newsroom.wiley.com/press-releases/press-release-details/2022/Wiley-Reports-Fourth-Quarter-and-Fiscal-Year-2022-Results/default.aspx. For more information on Wiley, go to investors.wiley.com.
Revenue performance was driven by strong continued momentum in open research, research partner solutions, corporate talent development, and corporate training offsetting market-related enrollment challenges in University Services and Education Publishing.
Earnings performance was driven by revenue growth in Research partially offset by investments in Research and Talent Development growth initiatives.
Research Publishing and Platforms saw revenue and adjusted EBITDA growth of 9%, reflecting strong growth in open access, platforms, and corporate solutions.
Education Services saw revenue growth of 14% and adjusted EBITDA decline of 25%. Strong growth in corporate talent development offset a decline in University Services from market-wide enrollment challenges. The adjusted EBITDA decline reflected investments to drive placement growth and expand corporate client relationships.
Academic and Professional Learning saw revenue growth of 1% and adjusted EBITDA growth of 10%, with growth from Professional Learning offsetting an Education Publishing decline mainly due to lower US enrollment. The adjusted EBITDA performance was driven by revenue growth and lower employment costs.
42 |   2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Compensation Highlights
The table below reflects some compensation highlights from fiscal year 2022, including a summary of our pay mix, performance outcomes and pay delivery, and changes made to our long-term and annual incentive programs.
Program Element
Pay Mix	■	Our pay mix emphasizes performance; 79% of our NEOs’ target total direct compensation is performance based
	■	Base salaries provide executive officers a market competitive fixed pay reflective of their role, experience and contributions, and allows us to attract and retain transformative talent
	■	Annual incentives motivate and reward executive officers for driving short-term Company and business performance, and individual objectives that will help drive long-term performance
■
Long-term incentives motivate and reward executive officers for driving sustainable financial results aligned with the business strategy and priorities, and the interest of our shareholders through the performance of our common stock

Target Setting	■
Due to market volatility and economic uncertainty, one-year goals were set for each year of the long-term plan, with payment under the plan at the end of the cycle based on the average of the three individual years

■
Performance ranges used for the annual plan were realigned to market practice following a year of broader ranges used during COVID-19 and performance period was moved from two half year targets also used during COVID-19 back to annual

Pay for Performance	■
Annual incentives are funded at the Company level and awarded based on business and personal performance; for fiscal year 2022, annual incentive awards for the NEOs ranged from 73% to 106% of target, reflecting Company funding at 88% of target, and personal performance of 103% on average for the NEOs

■
Our long-term incentive program is majority performance-based; for fiscal year 2022 under our Executive Long-Term Incentive Plan (“ELTIP”), we granted a mix of 60% performance share units (PSUs) and 40% time-based restricted stock units (RSUs). The Committee also approved a special award of premium priced stock options. Our PSUs are based on Company revenue and profit, equally weighted, and eligible to vest at the end of a three-year performance period; and the stock options were granted at a 10% premium above the closing stock price on the date of grant, and vest 10%/20%/30%/40% over four years

■
PSUs that were eligible to vest this year (fiscal year 2020-22 performance period) paid out at 83% of target (or 93% of target value using fair values on dates of grant and end of cycle), primarily due to the impact of the pandemic in fiscal years 2020 and 2021 and illustrating our commitment to pay-for-performance

	■	For the PSUs granted for the fiscal year 2022-24 cycle, achievement was 91% in year one based on revenue and EBITDA performance slightly below the target levels
Strong Compensation Governance
The Committee oversees the executive compensation program and evaluates the program against competitive practices, legal and regulatory developments and corporate governance trends. The table below highlights our current compensation practices – those we have implemented because we believe they drive performance and are aligned with sound governance standards – and those we have not implemented because we do not believe they would serve our shareholders’ long-term interests.
  2022 Proxy Statement | 43

COMPENSATION DISCUSSION & ANALYSIS
	What We Do		What We Don’t Do
☑	Performance-based compensation: 79% of our NEOs’ target total direct compensation is performance-based	☒	No hedging and pledging: Under our Insider Trading policy, executive officers are prohibited from hedging and pledging Company stock
☑	Range of payout: Financial performance levels are set that correspond to a range of incentive payments from threshold to maximum	☒	No repricing or buyouts: We do not reprice stock option awards and our plans expressly forbid exchanging underwater options for cash
☑	Formulaic framework: Incentive payments are based on the Company’s financial results relative to pre-established targets	☒	No tax gross-ups: We do not provide excise tax gross-ups on change in control related payments; or tax gross-ups on perquisites, with the exception of relocation or tax equalization
☑	Robust clawback policy: covering all executive officer incentive-based awards for material financial restatements and misconduct	☒	No supplemental benefit programs: We do not provide significant additional health and retirement benefits to executive officers that differ from those provided to all other employees
☑
Double trigger vesting: If an executive is involuntarily terminated without cause or resigns for good reason within two years of a change in control, or if the awards are not assumed or replaced by the acquirer

☑	Rigorous stock ownership requirements: Executive officers have stock ownership requirements, including retention of 50% of equity-based awards until the multiple is met
☑	Limited perquisites: Offered only where doing so serves a reasonable business purpose
☑
Risk mitigation: As noted earlier in the Addressing Risk in the Company’s Compensation Programs section, we closely monitor risks associated with our compensation programs and individual compensation decisions to confirm that they do not encourage excessive risk-taking

Compensation Snapshot – CEO and NEOs
The charts below depict the mix of target pay for our CEO and the other NEOs for the 2022 performance year, including annualized salary paid in fiscal year 2022 and target incentive awards granted in June 2021.

44 |   2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
How We Make Compensation Decisions
The Committee is primarily responsible for administering the Company’s executive compensation program. The Committee reviews and approves all elements of the executive compensation program that cover the NEOs. In fulfilling its responsibilities, the Committee is assisted by its independent compensation consultant, FW Cook, and takes into account recommendations from the CEO. The primary roles of each party are summarized below.
Party	Primary Roles
Executive Compensation & Development Committee	■	Oversee all aspects of the executive compensation program
	■	Approve officer compensation levels, incentive plan goals, and award payouts
	■	Based on performance feedback from the Executive Committee, approve CEO compensation
	■	Ensure the executive compensation program best achieves the Company’s objectives, considering the business strategy, talent needs, and market trends
	■	Hire and consult with the Compensation Consultant; and determine the nature and scope of services provided
CEO and Company Management	■	Make recommendations regarding the potential structure of the executive compensation program, including input on key business strategies and objectives
	■	Make recommendations regarding the compensation levels of the executive officers and other executive leaders (excluding the CEO)
	■	Liase with the Compensation Consultant as necessary in support of the Executive Compensation Program
	■	Provide any other information requested by the Committee
Compensation Consultant (FW Cook)	■	Advise the Committee on competitive market practices and trends
	■	Provide proxy pay data for our compensation peer group
	■	Present information and benchmarking regarding specific executive compensation matters, as requested by the Committee
	■	Review management proposals
	■	Provide recommendations regarding CEO pay
	■	Review the Compensation Discussion and Analysis annually
Use of Competitive Data
The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.
To assess the competitiveness of our executive compensation program, we review compensation data from our peer group’s proxy materials as well as external survey data. As part of this process, we measure target pay levels within each compensation component and in the aggregate. We also review the mix of our fixed versus variable compensation. This information is then presented to the Committee for its review and use.
Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by differences in the competitive market pay ranges reflecting scope of responsibilities, an established track record of performance in current and prior roles, and considerations of internal equity.
  2022 Proxy Statement | 45

COMPENSATION DISCUSSION & ANALYSIS
Proxy Peer Data
The Compensation Committee utilizes a peer group to evaluate whether executive officer pay levels are aligned with Company performance on a relative basis. The Compensation Committee primarily identifies companies that are of comparable size (based on revenue and market capitalization) and are within the same general industry. Following are the peer companies for fiscal year 2022, which remained the same as prior year, and were used to review/set compensation for the NEOs.
CoreLogic	Graham Holdings Company	New York Times Company
E.W. Scripps	Houghton Mifflin Harcourt Company	Pearson plc
Equifax	IAC/InterActiveCorp	Scholastic
Gannett Co.	MDC Partners	Stride
Gartner	Meredith	TEGNA
Tribune Publishing Company

Survey Data
For setting fiscal year 2022 target compensation, 2020 aged external survey data was used, leveraging data cuts relevant to the Company’s and business unit’s revenue size, as applicable. In benchmarking compensation levels against the survey data, the Committee considers only aggregated survey data for each compensation component. Third-party surveys used were Radford’s Technology Salary Survey and Willis Towers Watson’s General Industry Survey.
Base Salaries
Competitive base salaries allow the Company to attract and retain executive talent. The Committee annually reviews the salaries of our NEOs, but annual salary increases are not automatic or guaranteed. Base salaries are adjusted as necessary (and considering the Company’s increase budget) to ensure appropriate pay positioning relative to market.
On May 1, 2021, as part of a broader compensation review reflecting their expanded leadership roles, Mr. Matin’s and Mr. Leavy’s base salaries were increased by 4.5% and 7.1%, respectively. Mr. Napack’s base salary was adjusted by 5.0% on July 1, 2021 as part of the Company’s annual process, to align to market and representing the first base salary adjustment Mr. Napack has received since becoming CEO in December 2017. The base salaries paid to our NEOs in fiscal year 2022 are presented in the Summary Compensation Table on page 53 of this Proxy Statement.
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COMPENSATION DISCUSSION & ANALYSIS
All data in ($000s)
Executive	Base Salary as of 2021 Fiscal Year End $000s	Base Salary as of 2022 Fiscal Year End $000s	Percentage Increase
Brian A. Napack (CEO)	900.0	945.0	5.0%
Christina Van Tassell (CFO)	—	650.0	—
John A. Kritzmacher (Former CFO)	703.5	703.5*	0.0%
Aref Matin (CTO)	440.0	460.0	4.5%
Todd R. Zipper (GM, WES)	425.0	425.0	0.0%
Matthew H. Leavy (GM, APL)	425.0	455.0	7.1%
*	As of date of termination
Annual Incentives
We provide annual cash incentives to our NEOs under the Executive Annual Incentive Plan (“EAIP”). Fiscal year 2022 target incentive percentages for the NEOs remained unchanged from prior year. Awards granted under the EAIP are designed to drive Company, business and personal performance for the fiscal year. The design of our EAIP aligns with our broad-based annual incentive program.
Annual incentives are funded at the Company level and awarded based on business and personal performance. The graphic below illustrates how the plan operates.

Our annual incentive program applies metrics that executives directly influence to ensure a link between annual performance and actual incentive payments. The fiscal year 2022 performance metrics which make up the Company funding of the annual incentive awards are Company revenue and adjusted operating income, equally weighted. Funding may range up to 150% of target, with minimum funding of 50% if the Company achieves 85% of its adjusted operating income target. The personal performance modifier, which for business segment leaders includes performance of their individual business segment, may range from 0% up to 200%.
Business Results. Incentives were funded at 88% of target based on achievement of revenue and adjusted operating income between the threshold and target level.
Values in millions.
Measure	Weighting	Target	Threshold Level	Outstanding Level	Adjusted Actuals	% of Target Achieved	% Funded
Revenue(1)	50%	$2,103	95%	105%	$2,069	98%	42%
Adjusted Operating Income(2)	50%	$223	90%	110%	$219	98%	46%
(1)	GAAP revenue for fiscal year 2022 adjusted to exclude the effects of foreign exchange rates versus planned rates, and contributions from acquisitions made during the year
(2)
Non-GAAP adjusted operating income for fiscal year 2022 adjusted to exclude the effects of foreign exchange rates versus planned rates, contributions from acquisitions made during the year, and other one-off adjustments

  2022 Proxy Statement | 47

COMPENSATION DISCUSSION & ANALYSIS
Personal Performance. The Committee evaluates personal performance based on the individual’s contribution to Wiley strategic business objectives of crossing the divide to lead the transition to open research and bridging the gap to connect education to career outcomes, while continuing to focus on operational excellence, and ESG progress, including:
■	Driving real-world impact in line with UN Global Compact
■	Driving CarbonNeutral certification across our Global Operations; 100% renewable energy through green tariffs and energy attribute certificates; progress toward science-based targets
■	Driving DEI initiatives and disclosing diversity metrics
■	Driving strong ESG ratings from third party assessors
For business segment leaders, half of the personal performance modifier is based on individual segment financial results.
Fiscal Year 2022 Annual Incentive Payouts
Executive	Target Incentive Percentage	Target Incentive Award $000s	Actual Incentive Award $000s	Actual Award as a Percentage of Target
Brian A. Napack (CEO)	150%	1,417.5	1,496.9	106%
Christina Van Tassell (CFO)	100%	650.0	629.2	97%
John A. Kritzmacher (Former CFO)	120%	562.8	495.3*	88%
Aref Matin (CTO)	100%	460.0	465.5	101%
Todd R. Zipper (GM, WES)	100%	425.0	336.6	79%
Matthew H. Leavy (GM, APL)	100%	455.0	330.3	73%
*	Prorated through date of termination
Long-Term Incentives
For fiscal year 2022, we granted our NEOs a mix of approximately 60% PSUs and 40% RSUs under the ELTIP. ELTIP values for fiscal year 2022 were converted to target PSUs and RSUs using a ten-day average closing stock price as of June 17, 2022. (Ms. Van Tassell’s ELTIP value was converted to target PSUs and RSUs using a ten-day average closing stock price as of November 22, 2022.) The Committee also approved a special grant of premium priced stock options, based on target grant date fair values. PSUs reward the achievement of critical operating performance objectives that we believe will translate to strong shareholder returns over the long-term. Our RSUs support retention and the value of both the PSUs and RSUs are dependent on the market value of our common stock. Stock options only have value if the value of our stock price increases following grant, and in the case of our premium priced stock options, must also surpass the initial stock price hurdle built into the design of 10%, which further ties the awards to Company performance.
Fiscal Year 2022 PSUs
Our PSU design for fiscal year 2022 reflects continued challenges in setting long-term performance goals in volatile markets. Financial targets for revenue and adjusted EBITDA, equally weighted, are set at the beginning of each year in the cycle, with June 2024 payout based on the average achievement of the financial goals for the three years, as illustrated below.

48 |   2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
As required by SEC disclosure rules, the PSUs granted to the NEOs for this cycle (the “FY22 PSUs”) shown later in the Proxy in the Summary Compensation Table, the Grants of Plan-Based Awards, and the Outstanding Equity Awards at Fiscal Year End, reflect one-third of the full award value, with subsequent thirds of the original award to be granted in fiscal years 2023 and 2024, once annual financial targets are set for those years. The full values of the FY22 PSUs for the NEOs, and individual target numbers of shares by year of the cycle are shown in the table below.
		Target Number of FY22 PSUs
Executive	Full PSU Award Value ($000s)	Year One	Year Two	Year Three
Brian A. Napack (CEO)	$2,035	11,832	11,832	11,833
Christina Van Tassell (CFO)	$797	4,785	4,786	4,786
John A. Kritzmacher (Former CFO)*	$155	899	899	899
Aref Matin (CTO)	$650	3,779	3,780	3,780
Todd R. Zipper (GM, WES)	$601	3,492	3,492	3,493
Matthew H. Leavy (GM, APL)	$450	2,617	2,617	2,617
*	Prorated through date of termination.
Fiscal year 2022 (Year One) Financial Results. Based on achievement of revenue between the threshold and target level, and adjusted EBITDA slightly below the target level, on a payout continuum between 0-200%, achievement for year one is 91%.
	Values in millions.
Measure	Weighting	Target	Threshold Level	Outstanding Level	Adjusted Actuals	% of Target Achieved	% of Award Earned
Revenue(1)	50%	$2,103	95%	105%	$2,069	98%	42%
Adjusted EBITDA(2)	50%	$433	85%	115%	$431	100%	49%
(1)	GAAP revenue for fiscal year 2022 adjusted to exclude the effects of foreign exchange rates versus planned rates, and contributions from acquisitions made during the year
(2)
Non-GAAP adjusted EBITDA for fiscal year 2022 adjusted to exclude the effects of foreign exchange rates versus planned rates, contributions from acquisitions made during the year, and other one-off adjustments

Fiscal Year 2022 Restricted Share Units
RSUs, representing 40% of our NEOs’ long-term incentive value under the ELTIP vest 25% per year on April 30. Unvested RSUs are forfeited upon a termination of employment except in cases of death, permanent disability, or upon a Change in Control of the Company if the award is not assumed or replaced by the acquiring entity, where RSUs immediately vest.
Fiscal Year 2022 Premium Stock Options
Our NEOs each received a special, one-time award of 20,000 non-qualified stock options that were granted at a strike price of $63.07, 10% above the fair market value of the common stock on the date of grant. In the case of Ms. Van Tassell who joined the Company in November, the strike price was 14% above the fair market value of the common stock on the date of grant. The premium options have a ten-year term and vest 10%/20%/30%/40% on April 30, 2022-25, respectively. Vested stock options may be exercised for up to 90 days following no-fault termination, and are immediately cancelled upon termination for cause. Unvested options are forfeited upon termination except in case of death and permanent disability, where options immediately vest and may be exercised for up to 12 months, or upon a Change in Control of the Company if the award is not assumed or replaced by the acquiring entity, where options immediately vest and are exercisable for up to 90 days.
  2022 Proxy Statement | 49

COMPENSATION DISCUSSION & ANALYSIS
Sign-On RSU Award
As part of her employment offer, Ms. Van Tassell received a grant of RSUs that will vest 50% on November 22, 2022 and 50% on November 22, 2023. Unvested RSUs are forfeited upon termination except in case of death, permanent disability, termination without cause, or upon a Change in Control of the Company if the award is not assumed or replaced by the acquiring entity, where RSUs immediately vest.
Fiscal Year 2020 Performance Share Units. In fiscal year 2020, we granted our named executive officers at that time a portion of their annual equity awards in PSUs, with a performance period ending in fiscal year 2022 (the “FY20 PSUs”). The FY20 PSUs were based 60% on cumulative EBITDA and 40% on cumulative normalized FCF. Payout could have ranged from 0-150% of the targeted number of PSUs. The performance cycle ended on April 30th, 2022, then subject to financial achievement levels being approved by the Committee before vesting on June 30th, 2022.
FY20 PSU Business Results. Based on the financial results for the period, the FY20 PSUs were earned at 83% of target (based on number of target shares), and 93% of target (based on target value), reflecting achievement of cumulative EBITDA and cumulative normalized FCF between the threshold and target level. The goals and outcomes are further reflected in the below table.
Values in millions.
Measure	Weighting	Target	Threshold Level	Outstanding Level	Actual	% of Target Achieved	% of Award Earned
Cumulative EBITDA	60%	$1,226	85%	115%	$1,182	96%	53%
Cumulative FCF	40%	$745	85%	115%	$690	93%	30%
For reconciliation to the GAAP measures, see the Company’s press release regarding fiscal year 2022 results: https://newsroom.wiley.com/press-releases/press-release-details/2022/Wiley-Reports-Fourth-Quarter-and-Fiscal-Year-2022-Results/default.aspx.
FY20 PSUs Earned
Executive	Target PSUs	Earned PSUs	Actual Award as a Percentage of Target
Brian A. Napack (CEO)	43,317	35,953	83%
John A. Kritzmacher (Former CFO)	16,510	13,703	83%
Aref Matin (CTO)	10,326	8,571	83%
Matthew H. Leavy (GM, APL)	5,767	4,787	83%
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COMPENSATION DISCUSSION & ANALYSIS
Other Forms of Compensation

Health and wellness plans: The Company provides or makes available a number of health and welfare benefits, such as medical, dental, vision, life, accident and long-term disability insurance to all US-based employees, including the executive officers. These competitive benefits are provided primarily for the well-being of Wiley employees, and at the same time enhance Wiley’s attractiveness as an employer of choice.

Post-employment compensation: Depending on the circumstances of their termination, the executive officers are eligible to receive severance benefits in the form of base salary as a lump-sum payment, annual incentive, healthcare benefits and accelerated vesting of equity as determined by the provisions in their employment agreements or the Executive Severance Policy. Under a dismissal without cause or constructive discharge following a change in control, the Company provides these severance benefits because it serves the best interest of the Company and its shareholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome. In the case of a without cause termination or constructive discharge absent a change in control, the Company believes it is appropriate to provide severance for a limited period to bridge executives to new employment, particularly in view of our non-compete and non-solicitation covenants.

Perquisites and other personal benefits: The Company provides limited perquisites and other personal benefits to the executive officers. These taxable benefits are provided primarily for the financial security and productivity of executives, which allows greater focus on Company business activities. These limited perquisites primarily consist of financial planning and tax preparation, an allowance for business and health club memberships, and parking in the headquarters building (where appropriate).

Retirement benefits: All NEOs are eligible to participate in the Company’s qualified Employees’ Savings Plan (“401(k) Plan”). However, because US tax rules governing qualified retirement plans place significant limitations on the benefits that can be paid to executives, the Company has a non-qualified retirement plans to supplement qualified retirement benefits. The Nonqualified Deferred Compensation Plan (the “NQDC Plan”) was adopted by the Board of Directors to provide the opportunity to defer compensation for those executives who are not able to take full advantage of the Company’s qualified Savings Plan because of tax rules limiting contributions. The NQDC Plan provides for Company contributions mirroring those made under the Savings Plan.

  2022 Proxy Statement | 51

COMPENSATION DISCUSSION & ANALYSIS
Governance

Clawback Provisions: To ensure that our compensation program does not encourage excessive risk taking the Company has a clawback provision in both the annual and long-term incentive plans covering approximately the top 400 employees in the Company. The clawback provision allows the Company to recoup incentive payments to covered incentive participants in the event that the Company restates its financial results because of fraud, gross negligence or intentional misconduct on the part of one or more employees and/or because of material non-compliance with securities laws.

Stock Ownership Guidelines: The Committee believes that the ultimate goal of the long-term incentive program is to align the interests of Company stockholders and management. To reinforce this principle, the Committee established stock ownership guidelines for all executive officers participating in the long-term incentive program. The ownership guideline for the CEO is six times base salary. The ownership guideline for the other executive officers is two and one-half times base salary. Shares counted toward the ownership guidelines consist of:

■ Shares owned outright
■ Subject to the award being earned/vested, half of the performance share units earned when performance goals are achieved. (Assumes half will be surrendered to pay taxes.)
■ Half of time-based RSUs granted. (Assumes half will be surrendered to pay taxes.)

Mr. Napack and Mr. Matin have met their targeted shareholding requirements. Ms. Van Tassell, Mr. Zipper and Mr. Leavy have not yet met their guideline as they are new to their roles but are in compliance with the requirements and have made good progress toward their targeted shareholding guidelines.

Hedging and Pledging Prohibition: As part of our Insider Trading Policy, which applies to employees, officers and directors, the Company prohibits:

■ any type of hedging activity, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and/or exchange funds

■ entering into short sales or purchasing, selling or exercising puts, calls or other such options pertaining to stock of the
Company

Tax Considerations
The Committee considers the deductibility of compensation for federal income tax purposes in the design of the Company’s compensation programs. While the Company generally seeks to maintain the deductibility of the incentive compensation paid to its NEOs, the Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy and the best interests of shareholders, even if these amounts are not fully tax deductible.
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COMPENSATION DISCUSSION & ANALYSIS
Summary Compensation Table
All data in $000s
Executive	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(6)	All Other Compensation(7)	Total
Brian A. Napack CEO	2022	937.5	—	2,035.4	236.0	1,496.9	0.1	242.4	4,948.2
	2021	765.0	—	4,039.4	—	2,339.4	0.1	195.3	7,339.2
	2020	900.0	—	3,271.2	—	1,403.3	1.1	15.3	5,590.8
Christina Van Tassel CFO	2022	283.3	—	2,124.0	225.1	629.2	-1.4	18.4	3,278.6
John A. Kritzmacher Former CFO	2022	469.0	—	696.1	236.0	495.3	19.5	3,237.4	5,153.1
	2021	650.7	—	1,462.8	—	1,012.8	16.6	160.2	3,303.0
	2020	703.5	—	1,246.8	—	835.3	15.6	37.6	2,838.7
Aref Matin CTO	2022	460.0	—	650.2	236.0	465.5	-3.9	110.7	1,918.5
	2021	440.0	—	915.0	—	703.8	99.8	51.8	2,210.4
	2020	440.0	—	779.8	—	868.4	15.0	32.3	2,135.5
Todd R. Zipper GM, WES	2022	425.0	—	600.7	236.0	336.6	62.4	80.2	1,740.9
	2021	386.9	375.0	1,237.4	—	651.5	31.4	91.4	2,773.6
Matthew H. Leavy GM, APL	2022	455.0	—	450.2	236.0	330.3	-2.5	72.9	1,541.9
(1)	Reflects base salary paid to the NEOs during fiscal year 2022. (Note fiscal year 2021 amounts include temporary base pay reductions)
(2)	Reflects portion of sign-on cash earned in fiscal year 2021 for Mr. Zipper related to The Learning House acquisition
(3)
Fiscal year 2022 values include year one of the PSUs and the full RSUs granted in fiscal year 2022 under the Company’s 2014 Key Employee Stock Plan. For Ms. Van Tassell, the amount also includes the value of her sign-on grant of RSUs. Maximum payout of the PSUs are 200% of target and will only occur if the Company reaches preset outstanding levels of performance. See the Grants of Plan-Based Awards Table for the payout range for PSUs. To calculate the fair value of the awards, the market price on the date of grant is used in accordance with the FASB ASC Topic 718, Stock Compensation. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2022 Annual Report on Form 10-K for the assumptions used in determining FAS ASC Topic 718, “Compensation – Stock Compensation”

(4)
Includes the value of premium non-qualified stock options granted in fiscal year 2022 under the Company’s 2014 Key Employee Stock Plan. The assumptions used to calculate the value of the awards is used in accordance with the FASB ASC Topic 718, Stock Compensation. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2022 Annual Report on Form 10-K for the assumptions used in determining FAS ASC Topic 718, “Compensation – Stock Compensation”

(5)
The total annual incentive for fiscal year 2022 was earned based on the achievement of pre-established corporate revenue and operating income targets approved by the Committee, as well as the achievement of strategic objectives that are designed to drive improved performance for the Company. For Messrs. Zipper and Leavy, the achievement of strategic objectives includes the financial performance of their respective business segments

(6)	Nonqualified deferred compensation earnings representing the market fluctuation on account balances based on the investment funds
(7)	All Other Compensation consists of the following in fiscal year 2022:
■
Employer contributions to the Company 401(k) Plan and NQDC Plan for Mr. Napack, Ms. Van Tassell, and Messrs. Kritzmacher, Matin, Zipper, and Leavy are valued at $230.7K, $7.8K, $121.7K, $95.8K, $74.2K, and $67.8K, respectively

  2022 Proxy Statement | 53

COMPENSATION DISCUSSION & ANALYSIS
■
Perquisites (financial planning, health club membership fees, parking benefits) for Mr. Napack, Ms. Van Tassell, and Messrs. Kritzmacher, Matin, Zipper and Leavy, valued at $11.6K, $3.0K, $20.0K, $14.7K, $6.0K and $5.1K, respectively

■	Charitable donations pursuant to the Company’s Matching Gift Program paid to charities on behalf of Ms. Van Tassell, Mr. Kritzmacher and Mr. Matin in the amounts of $7.6K, $250 and $100, respectively
■
In connection with his departure from the Company, Mr. Kritzmacher received severance payments of $3.1M in accordance with the June 26, 2017 Addendum to his Employment Agreement dated as of May 20, 2013.

Grants of Plan-Based Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options(4)	Grant Date Fair Value of Stock and Option Awards ($000s)(5)
Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian A. Napack CEO	6/24/2021	709	1,418	4,253	—	—	—	—	—	—
	6/24/2021	—	—	—	—	—	—	—	20,000	$236
	6/24/2021	—	—	—	—	—	—	23,665	—	$1,357
	6/24/2021	—	—	—	5,916	11,832	23,664	—	—	$678
Christina Van Tassell CFO	11/22/2021	325	650	1,950	—	—	—	—	—	—
	11/22/2021	—	—	—	—	—	—	23,928	—	$1,328
	11/22/2021	—	—	—	—	—	—	—	20,000	$225
	11/22/2021	—	—	—	—	—	—	9,571	—	$531
	11/22/2021	—	—	—	2,393	4,785	9,570	—	—	$265
John A. Kritzmacher Former CFO	6/24/2021	422	844	2,533	—	—	—	—	—	—
	6/24/2021	—	—	—	—	—	—	—	20,000	$236
	6/24/2021	—	—	—	—	—	—	8,093	—	$464
	6/24/2021	—	—	—	2,023	4,046	8,092	—	—	$232
Aref Matin CTO	6/24/2021	230	460	1,380	—	—	—	—	—	—
	6/24/2021	—	—	—	—	—	—	—	20,000	$236
	6/24/2021	—	—	—	—	—	—	7,560	—	$433
	6/24/2021	—	—	—	1,890	3,779	7,558	—	—	$217
Todd R. Zipper GM, WES	6/24/2021	213	425	1,275	—	—	—	—	—	—
	6/24/2021	—	—	—	—	—	—	—	20,000	$236
	6/24/2021	—	—	—	—	—	—	6,984	—	$400
	6/24/2021	—	—	—	1,746	3,492	6,984	—	—	$200
Matthew H. Leavy GM, APL	6/24/2021	228	455	1,365	—	—	—	—	—	—
	6/24/2021	—	—	—	—	—	—	—	20,000	$236
	6/24/2021	—	—	—	—	—	—	5,234	—	$300
	6/24/2021	—	—	—	1,309	2,617	5,234	—	—	$150
(1)
Represents the annual incentives for fiscal year 2022 that are based on achievement of financial goals and strategic objectives. Targets and relative weighting of revenue and adjusted operating income, as well as the threshold, target and outstanding levels of performance were approved by the Committee for the fiscal year. Strategic objectives, including business segment results for business segment leaders, are designed to drive improved performance for the Company in the current and future fiscal years. Actual annual incentive payouts for fiscal year 2022 are indicated the Summary Compensation Table.

(2)
For fiscal year 2022, NEOs received 60% of their targeted long-term incentive in the form of PSUs under the ELTLIP, with payout based on the average attainment of annual results for three years. The values in these columns represent one-third of the PSU awards granted for the fiscal year 2022-24 cycle pursuant to the 2014 Key Employee Stock Plan. Financial performance measures and relative weighting of each performance measure, as well as the threshold, target and outstanding levels of performance were approved by the Committee for the first year of the plan cycle. Corporate EBITDA and corporate

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COMPENSATION DISCUSSION & ANALYSIS
revenue were the performance measures used, equally weighted. No long-term incentive is payable unless the threshold performance level is reached for one of the performance measures. Earned performance share units vest 100% on June 30, 2024. Dividend equivalents are not paid during the performance period.
(3)
For fiscal year 2022, NEOs received 40% of their targeted long-term incentive in the form of RSUs under the ELTIP, pursuant to the 2014 Key Employee Stock Plan. RSUs vest 25% per year over four years, on April 30. For Messrs. Napack and Mr. Matin, dividend equivalents are paid on RSUs until the shares vest. As part of her employment offer, Ms. Van Tassell received a grant of RSUs that will vest 50% on November 22, 2022 and 50% on November 22, 2023.

(4)
In fiscal year 2022, the NEOs received a special award of 20,000 non-qualified stock options pursuant to the 2014 Key Employee Stock Plan. The options were granted at $63.07, 10% above the closing stock price on the date of grant (14% in the case of Ms. Van Tassell), and vest 10%, 20%, 30%, 40% on April 30, 2022-25, respectively. The term of the options is ten years.

(5)
The grant date fair value of the PSUs, RSUs and stock options is computed in accordance with FASB ASC Topic 718, Stock Compensation. The grant date fair value (except for Ms. Van Tassell) of the PSUs and RSUs is based on a $57.34 stock price. The grant date fair value for Ms. Van Tassell’s PSUs and RSUs is based on a $55.48 stock price. The grant date fair value of the stock option awards is based on a $11.80 Black-Scholes value for the NEOs with the exception of Ms. Van Tassell, whose stock option award has a Black-Scholes value of $11.25. The fair value disclosed in this column for the PSUs represents the total fair value of those awards at the target level. Refer to Notes 2 and 18 in the Notes to the Consolidated Financial Statements in the Company’s 2022 Annual Report on Form 10-K for the assumptions made in determining FASB ASC Topic 718, “Compensation – Stock Compensation”.

Outstanding Equity Awards at Fiscal Year End
Executive	Number of Securities Underlying Unexercised Vested Options (#)	Number of Securities Underlying Unexercised Unvested Options (#)	Option Exercise Price ($)(a)	Option Expiration Date(b)	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($000s)(c)	Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($000s)(c)
Brian A. Napack (CEO)	2,000	18,000	$63.07	6/23/2031	7,220(1)	$362	11,832	$593(6)
	—	—	—	—	35,953(2)	$1,803	—	—
	—	—	—	—	16,849(3)	$845	—	—
	—	—	—	—	17,749(4)	$890	—	—
	—	—	—	—	60,637(5)	$3,041	—	—
Christina Van Tassell (CFO)	2,000	18,000	$63.07	6/23/2031	7,179(4)	$360	4,785	$240(6)
	—	—	—	—	23,928(7)	$1,200	—	—
John A. Kritzmacher (Former CFO)	—	—	—	—	13,703(2)	$687	899	$45(6)
	—	—	—	—	12,198(5)	$612	—	—
Aref Matin (CTO)	2,000	18,000	$63.07	6/23/2031	1,721(1)	$86	3,779	$190(6)
	—	—	—	—	8,571(2)	$430	—	—
	—	—	—	—	3,816(3)	$191	—	—
	—	—	—	—	5,670(4)	$284	—	—
	—	—	—	—	13,733(5)	$689	—	—
	—	—	—	—	19,622(8)	$984	—	—
Todd Zipper (GM, WES)	2,000	18,000	$63.07	6/23/2031	5,265(3)	$264	3,492	$175(6)
	—	—	—	—	5,238(4)	$263	—	—
	—	—	—	—	18,395(5)	$923	—	—
Matthew H. Leavy (GM, APL)	2,000	18,000	$63.07	6/23/2031	961(1)	$48	2,617	$131(6)
	—	—	—	—	4,787(2)	$240	—	—
	—	—	—	—	3,159(3)	$158	—	—
	—	—	—	—	3,926(4)	$197	—	—
	—	—	—	—	11,653(5)	$584	—	—
(a)	The exercise price of stock options was set at a price 10% (or 14% for Ms. Van Tassell) above the fair market value of the stock on the date of grant
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COMPENSATION DISCUSSION & ANALYSIS
(b)	Stock options have a term of 10 years. Stock options continue to vest and can be exercised for a period following retirement, but no later than the expiration of the option
(c)	Based on the May 2, 2022 closing market price of common stock of $50.15
(1)	Remaining 25% of RSUs granted in fiscal year 2020 vest on April 30, 2023
(2)	Earned PSUs granted in fiscal year 2020 vest 100% on June 30, 2022
(3)	Remaining 50% of RSUs granted in fiscal year 2021 vest 25% on April 30, 2023 and 25% on April 30, 2024
(4)	Remaining 75% of RSUs granted in fiscal year 2022 vest 25% on April 30, 2023, 25% on April 30, 2024 and 25% on April 30, 2025
(5)	Earned PSUs granted in fiscal year 2021 vest 100% on June 30, 2023
(6)	First third of PSUs granted in fiscal year 2022, if earned, will vest 100% on June 30, 2024
(7)	Sign-on RSUs granted in fiscal year 2022 will vest 50% on November 22, 2022 and 50% on November 22, 2023
(8)	Remaining two-thirds of sign-on RSUs granted in fiscal year 2019 will vest one-third on May 21, 2022 and one-third on May 21, 2023
Option Exercises and Stock Vested
	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($000s)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($000s)(2)
Brian A. Napack (CEO)	—	—	50,615	$2,786
Christina Van Tassell (CFO)	—	—	2,392	$120
John A. Kritzmacher (Former CFO)	15,000	$268	34,672	$2,015
Aref Matin (CTO)	—	—	22,788	$1,329
Todd R. Zipper (GM, WES)	—	—	4,379	$220
Matthew H. Leavy (GM, APL)			5,347	$281
(1)	Includes:
■	The PSUs earned for the fiscal year 2019-21 performance cycle (Messrs. Napack, Kritzmacher, Matin and Leavy)
■	The last quarter of the RSUs granted in fiscal year 2019 (Messrs. Napack, Kritzmacher, Matin and Leavy)
■	The third quarter of the RSUs granted in fiscal year 2020 (Messrs. Napack, Matin and Leavy). For Mr. Kritzmacher, the third and fourth quarters of the RSUs granted in fiscal year 2020
■	The second quarter of the RSUs granted in fiscal year 2021 (Messrs. Napack, Matin, Zipper and Leavy). For Mr. Kritzmacher, the second, third and fourth quarters of the RSUs granted in fiscal year 2021
■
The first quarter of the RSUs granted in fiscal year 2022 (Messrs. Napack, Matin, Zipper, Leavy and Ms. Van Tassell). For Mr. Kritzmacher, the first, second, third and fourth quarters of the RSUs granted in fiscal year 2022

■	For Mr. Matin, the first third of the sign-on RSUs granted in fiscal year 2019
(2)
The value realized on the vesting of earned PSUs and RSUs represents the value of stock no longer subject to a risk of forfeiture or other restrictions, obtained by multiplying the number of shares of stock released from such restrictions by the closing market price of Class A Common Stock on the dates of vesting.

56 |   2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
Non-Qualified Deferred Compensation
All data in ($000s) Executive	Executive Contributions in Fiscal Year 2022 ($)	Registrant Contributions in Fiscal Year 2022 ($)	Aggregate Earnings in Fiscal Year 2022 ($)	Aggregate Withdrawals/ Distributions Fiscal Year 2022 ($)	Aggregate Balance at 2022 Fiscal Year End ($)(2)
Brian A. Napack (CEO)	—	218.5	0.1	—	378.1
Christina Van Tassell (CFO)	17.3	—	-1.4	—	15.9
John A. Kritzmacher (Former CFO)	—	118.2	19.5	—	547.2
Aref Matin (CTO)	701.1	83.6	-3.9	—	2488.6
Todd R. Zipper (GM, WES)	707.0	61.4	62.4	—	1785.5
Matthew H. Leavy (GM, APL)	—	55.2	-2.5	—	93.2
Participants in the Company’s Nonqualified Deferred Compensation Plan (the “NQDC Plan”) may elect to defer up to 25% of their base salary and up to 100% of their annual cash incentive compensation. If the participant’s Company matching contributions under the Employees’ Savings Plan (“401(k) Plan”) are restricted due to code contribution or compensation limitations, he/she is eligible to receive a Company matching contribution of up to 4.5% of pay in excess of qualified plan limits under the NQDC Plan. Mirroring Company contributions under the 401(k) Plan, the Company may make discretionary contributions, recognizing pay in excess of qualified plan limits, under the NQDC Plan.
Account balances under the NQDC Plan are distributed to participants in accordance with their individual elections made at the time of the deferral election and NQDC Plan rules. Participants may elect to receive their contributions on a designated date or upon separation of service, subject to the restrictions of Section 409A of the Code. Distributions on account of termination or retirement are available in a lump sum or annual installments over up to 15 years.
Amounts included in the Executive Contributions in Fiscal Year 2022 ($) are included in the Summary Compensation table Salary and Non-Equity Incentive Compensation columns. Amounts included in the Aggregate Earnings in Fiscal Year 2022 ($) are included in the Summary Compensation table Change in Pension Value and Non-Qualified Deferred Compensation Earnings column.
The Company has selected various mutual funds and a fixed rate fund that executives can choose to enroll. Mutual fund selections may be changed at any time and these fund lineups rates of return are calculated based on the applicable Morningstar rates of return. The fixed rate fund can be selected by executives on an annual basis and the rate of return is chosen at the discretion of Wiley.
  2022 Proxy Statement | 57

COMPENSATION DISCUSSION & ANALYSIS
Potential Payments Upon Termination or Change in Control
The following tables present the estimated payments and benefits that would have been payable as of the end of fiscal year 2022 to each NEO in the event of:
■	voluntary termination of employment
■	involuntary termination of employment without cause, or constructive discharge (absent a change in control)
■	involuntary termination of employment without cause, or constructive discharge (following a change in control)
■	termination of employment due to death or permanent disability
Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s termination of employment was on April 30, 2022, the last day of fiscal year 2022, using the closing price of our Common Stock on May 2, 2022 ($50.15 per share). Mr. Kritzmacher’s December 31, 2021 departure from the Company was governed by the termination without cause provision of his June 26, 2017 Addendum to his Employment Agreement dated as of May 20, 2013, giving rise to severance pay as shown in the table below, and in consideration of restrictive covenants such as non-compete and non-solicitation.
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COMPENSATION DISCUSSION & ANALYSIS
Brian A. Napack
All data in ($000s)	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$1,890.0	$1,890.0	—
Severance – Annual Incentive	—	—	$2,835.0	—
Target Annual Incentive	—	$1,417.5	$1,417.5	$1,417.5
ELTIP – Restricted Performance Share Units	—	$2,008.8	$2,396.4	$2,000.8
Performance Share Units Earned but Not Vested	—	$2,027.3	$3,040.9	$2,027.3
Restricted Share Units (Time based)	—	—	$2,097.2	$2,097.2
Stock Options	—	—	—	—
Benefits	—	$75.4	$75.4	—
Non-Qualified Deferred Compensation	$378.1	$378.1	$378.1	$378.1
Total	$378.1	$7,789.1	$14,130.5	$7,920.9
Christina Van Tassell
All data in ($000s)	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$650.0	$975.0	—
Severance – Annual Incentive	—	—	$975.0	—
Target Annual Incentive	—	$650.0	$650.0	$650.0
ELTIP – Restricted Performance Share Units	—	$80.0	$240.0	$80.0
Performance Share Units Earned but Not Vested	—	—	—	—
Restricted Share Units (Time based)	—	$1,200.0	$1,560.0	$1,560.0
Stock Options	—	—	—	—
Benefits	—	$32.5	$38.4	—
Non-Qualified Deferred Compensation	$15.9	$15.9	$15.9	$15.9
Total	$15.9	$2,628.4	$4,454.4	$2,305.9
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COMPENSATION DISCUSSION & ANALYSIS
John A. Kritzmacher
All data in ($000s)	Payments Upon Termination
Severance – Base Salary	$1,407.0
Severance – Annual Incentive	$1,688.4
Annual Incentive	$495.3
ELTIP – Restricted Performance Share Units	$732.3
Performance Share Units Earned but Not Vested	$407.8
Restricted Share Units (Time based)	$1,405.2
Stock Options	$0.0
Benefits	$76.0
Non-Qualified Deferred Compensation	$547.2
Total	$6,759.3
Aref Matin
All data in ($000s)	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$460.0	$690.0	—
Severance – Annual Incentive	—	—	$690.0	—
Target Annual Incentive	—	$460.0	$460.0	$460.0
ELTIP – Restricted Performance Share Units	—	$493.0	$619.4	$493.0
Performance Share Units Earned but Not Vested	—	$459.1	$688.7	$459.1
Restricted Share Units (Time based)	—	$984.0	$1,546.1	$1,546.1
Stock Options	—	—	—	—
Benefits	—	$34.6	$41.6	—
Non-Qualified Deferred Compensation	$2,488.6	$2,488.6	$2,488.6	$2,488.6
Total	$2,488.6	$5,379.3	$7,224.4	$5,446.8
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COMPENSATION DISCUSSION & ANALYSIS
Todd R. Zipper
All data in ($000s)	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$425.0	$637.5	—
Severance – Annual Incentive	—	—	$637.5	—
Target Annual Incentive	—	$425.0	$425.0	$425.0
ELTIP – Restricted Performance Share Units	—	$58.4	$175.1	$58.4
Performance Share Units Earned but Not Vested	—	$615.0	$922.5	$615.0
Restricted Share Units (Time based)	—	—	$526.7	$526.7
Stock Options	—	—	—	—
Benefits	—	$20.5	$20.5	—
Non-Qualified Deferred Compensation	$1,785.5	$1,785.5	$1,785.5	$1,785.5
Total	$1,785.5	$3,329.5	$5,130.4	$3,410.6
Matthew H. Leavy
All data in ($000s)	Voluntary Termination of Employment	Involuntary Termination of Employment without Cause, or Constructive Discharge (absent CoC)	Involuntary Termination of Employment without Cause, or Constructive Discharge (following CoC)	Termination of Employment Due to Death or Permanent Disability
Severance – Base Salary	—	$455.0	$682.5	—
Severance – Annual Incentive	—	—	$682.5	—
Target Annual Incentive	—	$455.0	$455.0	$455.0
ELTIP – Restricted Performance Share Units	—	$283.8	$371.3	$283.8
Performance Share Units Earned but Not Vested	—	$389.6	$584.4	$389.6
Restricted Share Units (Time based)	—	—	$403.5	$403.5
Stock Options	—	—	—	—
Benefits	—	$40.1	$49.9	—
Non-Qualified Deferred Compensation	$93.2	$93.2	$93.2	$93.2
Total	$93.2	$1,716.7	$3,322.3	$1,625.1
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COMPENSATION DISCUSSION & ANALYSIS
The amounts reported in these tables are estimated amounts based on current compensation and benefit elections. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event. The tables do not include base salary and stock awards earned based on employment through April 30, 2022.
All of the payments and benefits described would be contingent upon the NEO signing a release and waiver; and securing restrictive covenants such as non-compete and non-solicitation.
As summarized in the tables above, the NEOs are covered by the Executive Severance Policy which provides for the following:
In the event of involuntary termination of employment without cause, or constructive discharge, absent a change in control:
■	Severance – base salary: Mr. Napack – 24 months; Ms. Van Tassell and Messrs. Matin, Zipper and Leavy - 12 months.
■	Annual Incentive: If NEO is active for nine months of the fiscal year, prorated incentive payable based on actual performance
■	Performance Share Units: Prorated participation, payable at the end of the cycles once performance has been determined and approved.
■	Restricted Share Units: Accelerated vesting of sign-on RSUs grants for Ms. Van Tassell and Mr. Matin
■	Stock Options: Vested stock options may be exercised for up to 90 days
■	Company-paid health insurance: Matches the NEOs respective severance periods, but not to exceed 18 months
■	Non-Qualified Deferred Compensation: Paid as a lump sum or in approximately equal installments over up to 15 years per employee’s election on file and age as of termination of employment
In the event of involuntary termination of employment without cause, or constructive discharge, following a change in control:
■	Severance - base salary: Mr. Napack – 24 months; Ms. Van Tassell and Messrs. Matin, Zipper and Leavy – 18 months.
■	Severance - annual target incentive: Mr. Napack – 24 months; Ms. Van Tassell and Messrs. Matin, Zipper and Leavy – 18 months.
■	Annual Incentive: Prorated target incentive
■	Performance Share Units: Accelerated vesting of awards at the target level
■	Restricted Share Units: Accelerated vesting of awards
■	Stock Options: Accelerated vesting of awards which may be exercised for up to 90 days
■	Company-paid health insurance: 18 months
■	Non-Qualified Deferred Compensation: Payment of the current balance seven months after termination of employment
Upon a change in control as defined under the 2014 Key Employee Stock Plan:
■	Double-trigger vesting of equity will apply in cases where the acquiring company is a publicly traded company, and that company assumes or replaces the outstanding equity
■	There are no excise tax “gross-ups”
62 |   2022 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS
A change in control shall mean an event if there is:
I.	a change in the ownership of the Company;
II.	a change in the effective control of the Company; or
III.	a change in the ownership of a substantial portion of the assets of the Company
For purposes of this definition, a change in the ownership occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.
A change in the effective control occurs on the date in which either:
I.
a person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or;

II.
a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder

A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition. The determination as to the occurrence of a change in control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.
As summarized in the tables above, the NEOs would receive the following in the event of termination of employment due to death or permanent disability:
■	Annual Incentive: Committee has discretion to approve full incentive payable based on actual performance. The tables above show target incentive as of the end of the fiscal year
■	Performance Share Units: Prorated participation, payable at the end of the cycles once performance has been determined and approved
■	Restricted Share Units: Accelerated vesting of awards
■	Stock Options: Accelerated vesting of awards which may be exercised for up to 90 days
■	Non-Qualified Deferred Compensation: Paid as a lump sum or in approximately equal installments over up to 15 years per employee’s election on file and age as of termination of employment
  2022 Proxy Statement | 63

COMPENSATION DISCUSSION & ANALYSIS
Compensation Committee Report
The Compensation Committee of our Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Executive Compensation and Development Committee
George Bell, Chair and Beth A. Birnbaum
CEO Pay Ratio
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of the Company’s CEO to the annual total compensation of the median employee of the Company (the “Pay Ratio Disclosure”).
For fiscal year 2022, the median annual total compensation of all employees of the Company (other than the CEO) was $54,568. Mr. Napack’s annual total compensation for fiscal year 2022 for purposes of the Pay Ratio Disclosure was $4,948,215.Based on this information, for fiscal year 2022, the ratio of the compensation of the CEO to the median annual total compensation of all other employees was estimated to be 91 to 1.
Identification of Median Employee
To identify the median employee in relation to the Pay Ratio Disclosure, we used the following methodology:
■	Base pay as of April 30, 2022 was our consistently applied compensation measure
■	All 9,456 employees as of April 30, 2022 (full-time, part-time and temporary), other than the CEO, in all global locations were included
■	Base pay was converted to USD using March 2022 monthly average exchange rates
Using this methodology, the median employee was a full-time employee located in the US.
Annual Total Compensation
In connection to the Pay Ratio Disclosure, our median employee’s annual total compensation for fiscal year 2022 was calculated using the same methodology we use for our named executive officers, including our CEO, as set forth in the “Summary Compensation Table” in this Proxy statement.
The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.
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PROPOSAL 4. Approval of John Wiley & Sons, Inc. 2022 Omnibus Stock and Long-Term Incentive Plan
Background
We are asking you to approve the John Wiley & Sons, Inc. 2022 Omnibus Stock Plan and Long-Term Incentive Plan (the “2022 Plan”). On August 12, 2022, the Board adopted, subject to approval by the Company’s shareholders, the 2022 Plan. The 2022 Plan is intended to replace the 2014 Key Employee Stock Plan (the “Prior Employee Plan”) and the 2018 Director Stock Plan (the “Prior Director Plan”). If shareholders approve the 2022 Plan, then no new awards may be granted under any prior plan. If the shareholders do not approve the 2022 Plan, then it will not be effective and no grants will be made under it. In such event, the Prior Employee Plan will remain in effect until September 18, 2024 with respect to its remaining shares available for grant, and the Prior Director Plan will remain in effect with respect to its remaining shares available for grant.
The Company has been using the Prior Employee Plan and the Prior Director Plan to attract and retain selected employees and directors, respectively. The Prior Employee Plan and the Prior Director Plan have served an important role in the success of our Company. The Board believes a compensation policy that includes a balanced mix of cash and equity is the most effective way to further align the interests of selected employees, non-employee directors and consultants of our Company with the interests of our shareholders.
The following summary of the 2022 Plan is qualified in its entirety by the text of the 2022 Plan. The 2022 Plan is annexed hereto as Exhibit A.
Key Features of the 2022 Plan
The 2022 Plan has a number of special terms and limitations that are supportive of sound corporate governance practices, including:
■
Stock Options and Stock Appreciation Rights Granted at No Less than Fair Market Value. The exercise price for stock options and stock appreciation rights (“SARs”) granted under the plan must equal or exceed the underlying stock’s fair market value as of the grant date, subject to a limited exception for awards that are assumed or substituted in corporate transactions;

■	Prohibition on Repricing. The plan expressly states that stock options and SARs may not be “repriced” without stockholder approval;
■
Prohibition on Liberal Recycling for Appreciation Awards. Shares tendered by a participant or withheld by the Company to satisfy any tax withholding obligation with respect to any option or SAR do not become available for issuance as future awards under the plan;

■
Prohibition on Paying Dividends or Dividend Equivalents on Unvested Awards. Dividends or dividend equivalents credited or payable in connection with an award under the plan that is not yet vested will be subject to the same restrictions and risk of forfeiture as the underlying award and will not be paid until the underlying award vests;

■
Limit on Non-Employee Director Compensation. The plan contains a limit on the aggregate dollar value of shares subject to awards granted under the plan, together with any cash compensation earned and paid or payable, during any calendar year to any one non-employee director;

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Proposal 4: Approval of John Wiley & Sons, Inc. 2022 Omnibus Stock Plan
■	No Single Trigger Equity Acceleration. Upon a change of control of the Company, there is no automatic acceleration of equity awards (no “single trigger”) under the plan;
■	No Liberal Change in Control Definition. The plan does not include a “liberal” change in control definition (i.e., mergers require actual consummation);
■
No Change in Control/280G Tax Gross-Ups. The plan does not provide for any excise tax gross-up payments or “parachute payments,” and as a general business matter, the Company does not provide for such gross-ups in other arrangements;

■
Clawback Policy. Awards granted under the plan, as well as other incentive compensation, are subject to the Company’s comprehensive clawback policy, as further described below and in this proxy statement;

■	Transfer Restrictions. The plan contains robust transfer restrictions on awards; and
■
Fixed Term and Fixed Share Authorization. The plan has a term of ten years and no evergreen feature (i.e., the amount of shares authorized is fixed and can only be increased with stockholder approval).

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees. The tables below show our responsible overhang and burn rate percentages.
Share Usage
The following table sets forth information regarding stock-settled, time- and performance-based equity awards granted over each of the last three completed fiscal years:
	FY2022	FY2021	FY2020
Stock options granted	300,000	0	0
Employee full value shares granted (performance-based and other restricted stock/units)	658,000	706,000	759,000
Director full value shares granted (restricted stock)	18,384	28,360	20,048
Total full value shares	676,384	734,360	779,048
Weighted average basic common shares outstanding	55,759,000	55,930,000	56,209,000
Share usage rate	1.75%	1.31%	1.39%
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Proposal 4: Approval of John Wiley & Sons, Inc. 2022 Omnibus Stock Plan
Overhang as of July 13, 2022
The following table sets forth certain equity award information under the Prior Plan and the Prior Director Plan as of July 13, 2022 (unless otherwise noted):
as of 7/13/22(1)
Stock options outstanding	316,809
Weighted-average exercise price of outstanding stock options	$59.58
Weighted-average remaining term of outstanding stock options (years)	8.04
Total full-value awards (performance-based and other restricted stock/units granted) outstanding(2)	1,550,042
Remaining shares available for grant under the Prior Plan and Prior Director Plan(3,4)	420,398
Additional shares being requested under the 2022 Plan	5,779,602
Basic common shares outstanding as of the record date	55,701,027
(1)	Unless otherwise noted
(2)	Includes full value shares outstanding under the Prior Plan (1,531,658); also includes 18,384 unvested restricted shares outstanding under the Prior Director Plan
(3)
Includes 320,841 shares remaining available under the Prior Plan on a full value share basis (as of 7/13/22 the Prior Plan had 564,680 shares remaining available, with each full value share counting as 1.76 shares)

(4)	Includes 99,557 shares remaining available under the Prior Director Plan
Shares Available
A total of 6,200,000 shares of Class A Common Stock (the “Shares”) may be subject to awards granted under the 2022 Plan, less one (1) Share for every one (1) Share that was subject to an award granted under the Prior Employee Plan, the Prior Director Plan and the 2009 Key Employee Stock Plan (collectively, the “Prior Plans”) after July 13, 2022 and prior to the effective date of the 2022 Plan, subject to adjustment as described below.
If (i) any Shares subject to an award are forfeited or an award expires or is settled for cash (in whole or in part), or (ii) after July 13, 2022 any Shares subject to an award under the Prior Plans are forfeited or an award under the Prior Plans expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for awards under the 2022 Plan on a one-for-one basis. In the event that withholding tax liabilities arising from an award other than an option or stock appreciation right (or, after July 13, 2022, an award other than an option or stock appreciation right under the Prior Plans) are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for awards under the 2022 Plan on a one-for-one basis.
The following Shares (or Shares subject to awards under the Prior Plans) will not again be available for issuance under the 2022 Plan if the Shares are: (i) Shares tendered or withheld in payment of the exercise of an option, (ii) Shares delivered to or withheld by the Company to satisfy any tax withholding liabilities arising from an option or stock appreciation rights, or (iii) Shares covered by a
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Proposal 4: Approval of John Wiley & Sons, Inc. 2022 Omnibus Stock Plan
stock-settled stock appreciation right that were not issued upon the settlement of the stock appreciation right. In addition, Shares repurchased in the open market with the proceeds from the exercise of an option will not be added to the Shares available for issuance under the 2022 Plan. Also, Shares underlying awards issued by the Company in assumption of or substitution for awards issued by a company acquired by the Company (“Substitute Awards”) will not reduce the number of Shares available for issuance under the 2022 Plan.
The available Shares and outstanding awards are subject to adjustment in the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares.
Forms of Awards
Awards under the 2022 Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights (or SARs), (iii) restricted stock, (iv) restricted stock units (or RSUs), (v) performance awards (including cash) and (vi) other share-based awards.
Eligibility
Employees, prospective employees, non-employee directors and consultants of the Company, its subsidiaries and affiliates are eligible for awards under the 2022 Plan. A non-employee director is a person who is serving as a director of the Company and is not an employee of the Company, its subsidiaries and affiliates. However, performance awards may not be granted to non-employee directors. The Executive Compensation and Development Committee (the “ECDC”) may also grant substitute awards in connection with acquisitions and business combinations. We estimate that approximately 9,700 employees, 10 non-employee directors and 1,300 consultants would be eligible to participate in the 2022 Plan as of the date of this proxy statement.
Administration
The ECDC will oversee the administration of the 2022 Plan with the authority to interpret the 2022 Plan and make all determinations necessary or desirable for the administration of the 2022 Plan. The ECDC will have discretion to select participants, determine the form, amount and timing of each award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of an award. However, the Governance Committee will have such authorities with respect to non-employee directors (and, with respect to such individuals, all references to the ECDC herein instead shall refer to the Governance Committee). In addition, to the extent provided by the ECDC’s charter, the Board shall have the authorities under the 2022 Plan reserved for the Board thereunder.
Non-Employee Director Grants
Under the 2022 Plan, the aggregate dollar value of equity-based and cash compensation granted under the 2022 Plan or otherwise during any one calendar year to any non-employee director will not exceed $660,000 (calculating the value of equity-based awards based on the grant date fair market value). Notwithstanding the foregoing, with respect to the calendar year in which a non-employee director first joins the Company’s board of directors or during any calendar year in which the non-employee director is serving as Chair of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to $900,000.
Key Terms of Awards
Options. Options are rights to purchase our Shares at a price and during a period determined by the ECDC. The exercise price of an option will not be less than the fair market value of our Shares on the
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Proposal 4: Approval of John Wiley & Sons, Inc. 2022 Omnibus Stock Plan
date of the option grant. Options generally expire no later than 10 years after the date of grant (other than with respect to an incentive stock option granted to a participant who holds more than 10% of the voting power, in which case the maximum period is five years). A maximum of 6,200,000 Shares may be granted in the form of incentive stock options under the 2022 Plan.
Stock Appreciation Rights (SARs). An SAR entitles the participant to receive, upon exercise, an amount equal to the excess of (i) the fair market value of one Share on the date of exercise (or such amount less than such fair market value as the compensation committee will determine at any time during a specified period before the date of exercise) over (ii) the grant price of the SAR on the date of grant. The ECDC may award SARs in tandem with options, in tandem with any award (other than an option) or without regard to any option or other award. The ECDC will determine whether settlement of an SAR will be made in cash, in whole Shares or other property, or any combination thereof.
Restricted Stock/Restricted Stock Units (RSUs). Restricted stock is any Share issued with the restriction that the participant may not, for a specified time or times, sell, transfer, pledge or assign such Share and with such other restrictions as the ECDC, in its sole discretion, may impose. An RSU is an award that is valued by reference to a Share, which value may be paid to the participant by delivery of Shares, cash or other property as determined by the ECDC. Restrictions on restricted stock and RSUs may lapse separately or in combination at such times, in installments or otherwise, as the ECDC deems appropriate.
Performance Awards. Performance awards are the award of cash, Shares or units (valued by reference to Shares or other property) that will be earned by the participant upon the achievement of performance goals established by the ECDC. The ECDC will determine the performance criteria to be achieved during any performance period and the length of the performance period. Performance awards may be settled in cash, Shares or other property as will be determined by the ECDC. Non-employee directors may not be granted performance awards.
Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The ECDC may provide for exclusion of the impact of an event or occurrence which the ECDC determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. The ECDC may also adjust the amount payable pursuant to such an award, as determined in its discretion to be appropriate.
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Proposal 4: Approval of John Wiley & Sons, Inc. 2022 Omnibus Stock Plan
Other Share-Based Awards. The 2022 Plan also authorizes the grant of awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property. Other share-based awards will also be available as a form of payment of other awards granted under the 2022 Plan and other earned cash-based compensation.
No Repricing
The 2022 Plan prohibits option and SAR repricings (except for permitted anti-dilution adjustments) unless shareholder approval is obtained. For purposes of the 2022 Plan, a “repricing” means: (a) lowering the exercise price of an option or SAR after it is granted, (b) cancelling an option or SAR when the exercise price exceeds the fair market value in exchange for cash, an option or SAR with a lower exercise price or another award (other than in connection with a change of control as defined in the 2022 Plan), or (c) taking any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
Dividends and Dividend Equivalents
The ECDC may determine in its sole discretion to grant cash, stock or other property dividends with respect to the number of Shares underlying an outstanding award under the 2022 Plan, other than an option or stock appreciation right. Any such amounts or other property distributed or credited as a dividend, a dividend equivalent right or otherwise, with respect to an award of restricted stock, restricted stock unit, or other award, will be subject to the same vesting conditions, restrictions and risks of forfeiture as the underlying award.
Termination of Employment or Other Service
The ECDC generally will determine and set forth in each award agreement whether any awards will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant ceases to be employed by or to provide services to us, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. A participant’s change in status between an employee, consultant or non-employee director to another such status shall not be deemed to constitute a termination of employment or other service for any purpose under the 2022 Plan.
Change of Control
Awards under the 2022 Plan generally are subject to “double-trigger” vesting in connection with a change of control (as defined in the 2022 Plan). Except in the circumstances specified below or as otherwise provided in an award agreement, awards that are assumed or substituted for do not automatically vest in connection with a change of control.
Unless otherwise specifically provided in an award agreement, the ECDC shall have the right to provide that in the event of a change of control: (i) options and SARs outstanding as of the date of the change of control shall be cancelled and terminated without payment if the fair market value of one Share as of the date of the change of control is less than the per share option exercise price or SAR grant price, and (ii) all performance awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change of control), and any limitations or other restrictions shall lapse and such performance awards shall be immediately settled or distributed or (y) converted into restricted stock or RSUs based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of performance period completed as of the date of the change of control) and be subject to the provisions described in the next-following paragraph.
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Proposal 4: Approval of John Wiley & Sons, Inc. 2022 Omnibus Stock Plan
Unless otherwise provided in an award agreement, in the event of a change of control in connection with which the successor company assumes or substitutes for an equivalent award, if a participant’s employment with such successor company or a subsidiary (or the Company) thereof terminates within 24 months following such change of control (or such other period set forth in the award agreement, including prior thereto if applicable) under the circumstances specified in the award agreement (e.g., a termination without “cause”), the assumed awards generally will become vested and, as applicable, payable (and, for options and SARs, shall be exercisable for 24 months following such termination). In addition, unless otherwise provided in an award agreement, in the event of a change of control, if (i) the successor company does not assume or substitute for an outstanding award, or (ii) common stock of the successor company is not publicly traded, then the awards shall fully vest and become payable upon such change of control (at target performance for performance-based awards).
Transferability of Awards
With respect to any award or any Shares as to which any applicable restriction, performance or deferral period has not lapsed, such award or Shares, as applicable, generally may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution. Awards may be exercised during the life of the participant only by the participant or the participant’s guardian or legal representative. To the extent permitted by the ECDC, other than with respect to incentive stock options, a participant may assign or transfer an award (without consideration) to a permitted assignee provided that such permitted assignee will be bound by and subject to all of the terms and conditions of the 2022 Plan and the applicable award agreement. A permitted assignee includes (i) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the participant or the persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (i) are the only partners, members or shareholders. No award may be transferred for value to a third-party financial institution.
Awards are Subject to Clawback
All awards under the 2022 Plan are subject to the Company’s clawback policy as in effect from time to time. Without limiting the generality of the foregoing, in the event that the Company is required to file a restatement of its financial results due to fraud, gross negligence or intentional misconduct by one or more employees, and/or material non-compliance with securities laws, the Company may require reimbursement of any award in the amount by which the payment under the award exceeded any lower payment that would have been made based on the restated financial results, for the fiscal year in which the restatement was required, to the full extent required or permitted by law. If a participant is directly responsible for or involved in fraud, gross negligence or intentional misconduct that causes the Company to file a restatement of its financial results, the Company may require reimbursement of all incentive compensation awarded to such participant, for the fiscal year in which the restatement was required, to the full extent required or permitted by law. For more information on the Company’s robust clawback policy, please see the Compensation Discussion & Analysis section of this Proxy Statement.
Amendment and Termination of the 2022 Plan
The Board may, from time to time, alter, amend, suspend or terminate the 2022 Plan as it may deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Company’s Shares are traded; provided that the Board may not, without the approval of the Company’s shareholders, amend the 2022 Plan to (a) increase the number of Shares that may be the subject of awards under the 2022 Plan (except for permitted anti-dilution adjustments under the 2022 Plan), (b) expand the types of
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Proposal 4: Approval of John Wiley & Sons, Inc. 2022 Omnibus Stock Plan
awards available under the 2022 Plan, (c) materially expand the class of persons eligible to participate in the 2022 Plan, (d) “reprice” an option or an SAR (except for permitted anti-dilution adjustments or in connection with a change of control), or (e) increase the maximum permissible term of any option specified or an SAR specified under the 2022 Plan (except for permitted anti-dilution adjustments under the 2022 Plan). In addition, no amendments to, or termination of, the 2022 Plan shall materially impair the rights of a participant under any award previously granted without such participant’s consent.
Duration of 2022 Plan
Awards may be granted under the 2022 Plan at any time and from time to time on or prior to the tenth anniversary of shareholder approval of the 2022 Plan, on which date the 2022 Plan will expire except as to awards then outstanding; however, in no event may an incentive stock option be granted more than ten (10) years after the date of the adoption of the Plan by the Board. Outstanding awards shall remain in effect until they have been exercised or terminated, or have expired.
U.S. Federal Income Tax Consequences of Awards
The following is a brief overview of the material U.S. income tax consequences applicable to awards granted under the 2022 Plan. It does not address state, local, foreign or other taxes or U.S. taxes other than income taxes.
There will be no U.S. federal income tax consequences to the participant or us upon the grant of an option under the 2022 Plan. Upon exercise of an option that is not an incentive stock option, a participant generally will recognize ordinary income in an amount equal to (i) the fair market value, on the date of exercise, of the acquired Shares, less (ii) the exercise price of the option. We will generally be entitled to a tax deduction in the same amount.
Upon the exercise of an incentive stock option, a participant recognizes no immediate taxable income. Income recognition is deferred until the participant sells the Shares. If the option is exercised no later than three months after the termination of the participant’s employment, and the participant does not dispose of the Shares acquired pursuant to the exercise of the option within two years from the date the option was granted and within one year after the exercise of the option, the gain on the sale generally will be treated as long-term capital gain. We are not entitled to any tax deduction with respect to the grant or exercise of incentive stock options, except that if the Shares are not held for the full term of the holding period outlined above, the gain on the sale of such Shares, being the lesser of: (i) the fair market value of the Shares on the date of exercise minus the option price or (ii) the amount realized on disposition minus the exercise price, will be taxed to the participant as ordinary income and, we will generally be entitled to a deduction in the same amount. The excess of the fair market value of the Shares acquired upon exercise of an incentive stock option over the exercise price therefor constitutes a tax preference item for purposes of computing the “alternative minimum tax” under the Internal Revenue Code of 1986, as amended (the “Code”).
There will be no U.S. federal income tax consequences to either the participant or us upon the grant of an SAR. However, the participant generally will recognize ordinary income upon the exercise of an SAR in an amount equal to the aggregate amount of cash or the fair market value of the Shares received upon exercise. We will generally be entitled to a deduction equal to the amount includible in the participant’s income.
There generally will be no U.S. federal income tax consequences to either the participant or us upon the grant of restricted stock until expiration of the restricted period and the satisfaction of any other conditions applicable to the restricted stock. At that time, the participant generally will recognize taxable income equal to the then fair market value for the Shares. We will generally be entitled to a corresponding tax deduction.
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Proposal 4: Approval of John Wiley & Sons, Inc. 2022 Omnibus Stock Plan
There generally will be no U.S. federal income tax consequences to the participant or us upon the grant of performance awards or RSUs. Participants generally will recognize taxable income at the time when such awards are paid or settled in an amount equal to the aggregate amount of cash or the fair market value of Shares acquired. We will generally be entitled to a tax deduction equal to the amount includible in the participant’s income.
Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any “covered employee” in excess of $1 million. For purposes of Section 162(m), the term “covered employee” includes any individual who serves as chief executive officer, chief financial officer or one of the other three most highly compensated executive officers for 2017 or any subsequent calendar year. It is expected that compensation deductions for any covered employee with respect to awards under the 2022 Plan will be subject to the $1 million annual deduction limitation. The ECDC may grant awards under the 2022 Plan or otherwise that is or may become non-deductible when it believes doing so is in the best interests of us and our shareholders.
New Plan Benefits
As described above, the selection of participants who will receive awards under the 2022 Plan and the size and types of awards will be determined by the ECDC in its discretion. Therefore, the amount of any future awards under the 2022 Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees.
The Board of Directors recommends a vote “FOR” approval of the John Wiley & Sons, Inc. 2022 Omnibus Stock and Long-Term Incentive Plan.
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OWNERSHIP OF COMPANY COMMON STOCK
Stock Ownership of Officers and Directors
The table below shows the number of shares of the Company’s Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 53 and all directors and executive officers of the Company as a group as of August 2, 2022. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described on page 6.
SHARES BENEFICIALLY OWNED BY OFFICERS AND DIRECTORS(1)
Insider Name	Title of Class	Amount and Nature of Beneficial Ownership	Additional Shares Beneficially Owned	Total Shares Beneficially Owned	Percent of Class	Percentage of Total Voting Power(2)	Shares and Share Equivalents Under Deferred Plan(3)
Brian A. Napack	A	129,285	—	129,285	*	*	—
	B	—	—	—	—	—	—
Mari J. Baker	A	—	—	—	—	—	25,204
	B	—	—	—	—	—	—
George Bell	A	—	—	—	—	—	20,479
	B	—	—	—	—	—	—
Beth A. Birnbaum	A	—	—	—	—	—	10,888
	B	—	—	—	—	—	—
David C. Dobson	A	4,793	—	4,793	*	*	15,626
	B	—	—	—	—	—	—
Brian O. Hemphill(4)	A	—	—	—	—	—	—
	B	—	—	—	—	—	—
Laurie A. Leshin	A	—	—	—	—	—	17,341
	B	—	—	—	—	—	—
Raymond W. McDaniel	A	500	—	500	*	*	43,143
	B	—	—	—	—	—	—
William J. Pesce	A	76,694	—	76,694	*	*	—
	B	—	—	—	—	—	—
John A. Kritzmacher(5)	A	52,995	—	52,995	*	*	—
	B	—	—	—	—	—	—
Matthew H. Leavy	A	9,684	—	9,684	*	*	—
	B	—	—	—	—	—	—
Aref Matin	A	19,616	—	19,616	*	*	—
	B	—	—	—	—	—	—
Inder M. Singh(6)	A	—	—	—	—	—	—
	B	—	—	—	—	—	—
Christina Van Tassell	A	1,353	—	1,353	*	*	—
	B	—	—	—	—	—	—
Jesse C. Wiley	A	—	—	—	—	—	—
	B	24,565	—	24,565	*	*	—
Todd R. Zipper	A	5,307	—	5,307	*	*	—
	B	—	—	—	—	—	—
All directors and executive officers as a group (22 persons)	A	321,752	—	321,752	*	*	132,681
	B	24,665	—	24,665	*	*	—
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OWNERSHIP OF COMPANY COMMON STOCK
*	Less than 1%.
(1)
This table is based on the information provided by the individual directors and executive officers as of August 2, 2022. In the table, percent of class was calculated on the basis of the number of shares beneficially owned as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, divided by the total number of shares issued and outstanding.

(2)	Each share of Class A Common Stock is entitled to one-tenth (1/10) of one vote and each share of Class B Common Stock is entitled to one vote.
(3)
This amount represents the number of share equivalents of Class A Stock credited to the participating director’s account pursuant to the Director Deferred Compensation Plan (the “Deferred Plan”), as described on page 34. Deferred share units are issued under the Deferred Plan upon the participating Director’s retirement and pursuant to the distribution election made by the director. Distributions are made annually on January 15th in Class A Common Stock after a Director has retired from the Board.

(4)	Mr. Hemphill joined the Board effective June 21, 2022. He has not yet received a stock award.
(5)	Mr. Kritzmacher separated from service December 31, 2021.
(6)	Mr. Singh joined the Board effective December 15, 2021. He has not yet received a stock award.
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OWNERSHIP OF COMPANY COMMON STOCK
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act and related regulations require our directors, executive officers, and beneficial owners holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. We assist our directors and executive officers to comply with these requirements. Based solely upon a review of the copies of these reports and written representations from our officers and directors, with respect to the fiscal year 2022 period, all of our executive officers and directors complied with all of the filing requirements imposed by Section 16(a) of the Exchange Act, except that due to administrative oversight, required Form 4 reports relating to the award of restricted stock units were not filed on a timely basis for John Kritzmacher and Judy Verses.
Stock Ownership of Certain Beneficial Owners
The following table and footnotes set forth, at the close of business on July 31, 2022, information concerning each person of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A Stock or Class B Stock. The percentage of ownership is calculated based on 46,669,733 outstanding shares of Class A Stock and 9,031,294 outstanding shares of Class B Stock on July 31, 2022. The table below was prepared from the records of the Company and from information furnished to it. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described above.
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OWNERSHIP OF COMPANY COMMON STOCK
Security Ownership of Certain Beneficial Owners
Name and Address	Title Of Class	Amount And Nature Of Beneficial Ownership	Percent Of Class	Percentage Of Voting Power
E.P. Hamilton Trusts, LLC(1) 124 Baden St. San Francisco, CA	A	462,338	0.99%	0.34%
	B	8,125,536	89.90%	59.32%
Deborah E. Wiley(2)(3)(4) 111 River Street Hoboken, NJ	A	1,253,434	2.69%	0.92%
	B	18,643	0.21%	0.14%
Peter Booth Wiley(2)(3)(4) 111 River Street Hoboken, NJ	A	1,227,178	2.63%	0.90%
	B	18,642	0.21%	0.14%
Bradford Wiley II(2)(3)(4) 111 River Street Hoboken, NJ	A	946,952	2.03%	0.69%
	B	12,240	0.14%	0.09%
BlackRock Inc.(5) 55 East 52 Street New York, NY 10055	A	5,071,838	10.87%	3.70%
The Vanguard Group, Inc.(6) 100 Vanguard Blvd. Malverne, PA 19355	A	4,545,631	9.74%	3.32%
State Street Corporation(7) SSGA Funds Management Inc. 1 Lincoln Street Boston, MA 02111-2901	A	3,916,746	8.39%	2.86%
Clarkson Capital Partners, LLC(8) 91 West Long Lake Road Bloomfield Hills, MI 48304	A	2,845,010	6.10%	2.08%
Champlain Investment Partners, LLC(9) 180 Battery St. Burlington, VE 05401	A	2,422,395	5.19%	1.77%
(1)
Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as members of the E.P. Hamilton Trusts, LLC established for the purpose of investing in, owning and managing securities of John Wiley & Sons, Inc., share investment and voting power. Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley as members of the E.P. Hamilton Trusts LLC, share voting and investment power with respect to 462,338 shares of Class A Stock and 8,125,536 shares of Class B Stock.

(2)
Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.

(3)	Includes 400,000 shares of indirectly owned Class A Common Stock representing a membership interest in WG6 LLC.
(4)
Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as general partners of a limited partnership, share voting and investment power with respect to 301,645 shares of Class A Stock. For purposes of this table, each is shown as the owner of one-third of such shares.

(5)
Share information for BlackRock, Inc. is as of December 31, 2021, and is based solely on information contained in a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2022. This Schedule was filed by BlackRock, Inc. on behalf of itself, BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., Blackrock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd.

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OWNERSHIP OF COMPANY COMMON STOCK
(6)
Share information for The Vanguard Group, Inc. is as of December 31, 2021, and is based solely on information contained in a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 9, 2022.

(7)
Share information for State Street Corporation is as of December 31, 2021, and is based solely on information contained in a Schedule 13G/A filed by State Street Corporation with the SEC on February 11, 2022. This Schedule was filed by State Street Corporation on behalf of itself, SSGA Funds Management, Inc, State Street Global Advisors Limited, State Street Global Advisors, Ltd. State Street Global Advisors Australia Limited, Street Global Advisors Europe Limited, and State Street Global Advisors Trust Company.

(8)
Share information for Clarkson Capital Partners, LLC is as of December 31, 2021, and is based solely on information contained in a Schedule 13G/A filed by Clarkson Capital Partners, LLC with the SEC on February 9, 2022. This Schedule was filed jointly pursuant to that certain Joint Filing Agreement: Clarkston Capital Partners, LLC (“CCP”), Clarkston Companies, Inc. (“CC”), Modell Capital LLC (“MC”), Jeffrey A. Hakala, Gerald W. Hakala, and Jeremy J. Modell.

(9)
Share information for Champlain Investment Partners, LLC is as of December 31, 2021, and is based solely on information contained in a Schedule 13G/A filed by Champlain Investment Partners, LLC with the SEC on February 11, 2022.

Performance Graph
The below graph provides an indicator of the cumulative total return to shareholders of the Company’s Class A Common Stock as compared with the cumulative total return on the Russell 2000, the Dow Jones Publishing Index and the S&P 400 Midcap, for the period from April 30, 2017 to April 30, 2022. The Company has elected to use the Russell 2000 Index and the S&P 400 Midcap index as its broad equity market indices because it is currently included in these indices. Cumulative total return assumes $100 invested on April 30, 2017 and reinvestment of dividends throughout the period.

	WLY	Russell 2000	Dow Pub	S&P 400
Apr-17	100.00	100.00	100.00	100.00
Apr-18	127.93	111.53	115.80	109.75
Apr-19	91.87	116.64	123.86	117.42
Apr-20	77.07	97.49	121.15	99.84
Apr-21	120.82	170.50	201.82	167.63
Apr-22	110.71	141.69	178.40	155.79
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INFORMATION ABOUT THE ANNUAL MEETING
Voting Procedures
Who may vote at the Annual Meeting?
Only shareholders of record at the close of business on August 5, 2022 are entitled to vote at the Annual Meeting of Shareholders on the matters that come before the Annual Meeting.
The holders of Class A Stock, voting as a class, are entitled to elect four (4) directors, and the holders of Class B Stock, voting as a class, are entitled to elect seven (7) directors. Each outstanding share of Class A Stock and Class B Stock is entitled to one vote for each Class A or Class B director, respectively.
How do I vote?
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your shares without attending the Annual Meeting. Shareholders of record can vote, and save the Company expense, by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders participating or voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.
If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.
If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two options, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board.
If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person or via the Internet, his or her shares will not be voted.
Advanced Voting Methods
Internet You will need the 16-digit number included in your proxy card, voting instruction form or notice www.proxyvote.com
Telephone Call the phone number located on your proxy card or voting instruction form
Mail Complete, sign, date and return your proxy card or voting instruction form in the envelope provided
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INFORMATION ABOUT THE ANNUAL MEETING
What happens if I do not give specific voting instructions when I deliver my proxy?
Shares represented by properly executed proxies, received by us or voted by telephone or via the internet, which are not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules set forth below, if instructions are not given, proxies will be voted for the election of each nominee, for the approval of our executive officer compensation and for the ratification of our independent auditors.
What constitutes a quorum in order to hold and transact business at the Annual Meeting?
The presence in person or by proxy of a majority of the outstanding shares of Class A Stock or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum. The presence in person or by proxy of a majority of all outstanding Class A and Class B shares will constitute quorum for the transactions of other shareholder proposals not required to be voted on separately by class.
The presence in person or by proxy of a majority of the outstanding shares of Class A Stock or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors.
What is the voting requirement to approve each of the proposals?
For Proposal 1, all elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward such nominee’s achievement of a plurality.
Proposals 2, 3 and 4 require approval by a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in determining the votes cast for “non-routine” matters, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated. A “broker non-vote” occurs when your broker submits a proxy for the meeting but does not vote on non-discretionary matters because you did not provide voting instructions on those matters (this applies to matters other than ratification of our auditors).
If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on Proposal 2 even if the broker does not receive voting instructions from you as the proposal is considered a “routine matter.”
Can I revoke my proxy or change my vote after I have voted?
Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Corporate Secretary, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy) prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.
Who will count the votes?
We have retained Broadridge Financial Solutions, Inc. as the inspectors of election to tabulate the votes and certify the vote results.
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INFORMATION ABOUT THE ANNUAL MEETING
Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within the time period prescribed by SEC rules.
How are proxies solicited and what is the cost?
Since many of our shareholders are unable to attend the Annual Meeting, the Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.
The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or facsimile, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.
Attending the Annual Meeting
Who can attend the Annual Meeting?
Holders of our shares at the close of business on August 5, 2022, the record date, or their representatives are permitted to attend our Annual Meeting.
How can I listen to, attend, vote, and participate at the Annual Meeting?
We are holding our Annual Meeting in a virtual-only format. At the virtual Annual Meeting, shareholders will be able to listen to the meeting live and vote. Shareholders will be afforded the same rights and opportunities to participate as they would if they attended in-person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/WLY2022, you will need to have your 16-digit proxy number to attend the Annual Meeting, which can be found on your proxy card. Although you may vote online during the virtual Annual Meeting, we encourage you to vote in advance via the Internet, by telephone or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card to ensure that your shares are represented and voted.
Shareholders will be able to ask questions through the virtual meeting website either before or during the meeting. Questions may be submitted during the virtual Annual Meeting through www.virtualshareholdermeeting.com/WLY2022. The Company will answer appropriate questions during the virtual Annual Meeting.
2022 Proxy Materials
Why am I receiving these proxy materials?
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. of proxies to be used at the Annual Meeting of Shareholders to be held on September 29, 2022 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock are first being sent or given to shareholders on or about August 17, 2022.
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INFORMATION ABOUT THE ANNUAL MEETING
Why did I receive a Notice of Internet Availability in the mail instead of printed proxy materials?
This year we are again using the “Notice and Access” system adopted by the SEC relating to the delivery of proxy materials over the Internet. As a result, we mailed you a notice about the Internet availability of the proxy materials instead of paper copies. Shareholders will have the ability to access the proxy materials over the Internet. We believe that the Notice and Access rules will allow us to use Internet technology that many shareholders prefer, assure more prompt delivery of the proxy materials, lower our cost of printing and delivering the proxy materials, and minimize the environmental impact of printing paper copies.
How can I get electronic access to the proxy materials?
The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. Shareholders may request a paper copy of the materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the Notice of Meeting.
Will I get more than one copy of the Notice of Internet Availability or proxy materials if multiple stockholders share my address?
Only one copy of the Notice of Internet Availability or proxy materials, as applicable, is being delivered to multiple shareholders sharing an address unless one or more of the shareholders at that address have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability or proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was delivered. Requests for additional copies of these materials for the current year or future years should be directed to the Corporate Secretary at 111 River Street, Hoboken, NJ 07030. Alternatively, additional copies may be requested via Internet at www.proxyvote.com, or by calling the phone number located on your proxy card or voting instruction form. Shareholders of record residing at the same address and currently receiving multiple copies of the Notice of Internet Availability or proxy materials, as applicable, may contact the Company’s Corporate Secretary to request that only a single copy be delivered in the future.
Other Matters
The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
2023 Shareholder Proposals and Director Nominations
If a shareholder intends to present a proposal for action at the 2023 Annual Meeting and wishes to have such proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by April 19, 2023. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.
If a shareholder submits a proposal outside of Rule 14a-8 for the 2023 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by our By-Laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Company’s Board to vote on the proposal.
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INFORMATION ABOUT THE ANNUAL MEETING
Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no later than June 1, 2023, and must contain specified information and conform to certain requirements, as set forth in greater detail in the By-Laws. If the Company’s presiding officer at any shareholders’ meeting determines that a shareholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.
Proposals and nominations should be addressed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 6-NE-42, Hoboken, New Jersey 07030-5774.
The Company has not received notice from any shareholder of its intention to bring a matter before the 2022 Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.
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Exhibit A
JOHN WILEY & SONS, INC.
2022 OMNIBUS STOCK PLAN AND LONG-TERM INCENTIVE PLAN
John Wiley & Sons, Inc. (the “Company”), a New York corporation, hereby establishes and adopts the following 2022 Omnibus Stock Plan and Long-Term Incentive Plan (the “Plan”).
1. PURPOSE OF THE PLAN
The Plan is intended to further align the interests of non-employee directors, consultants, officers and other key employees of the Company and of its Subsidiaries and Affiliates, upon whose judgment, initiative and efforts the Company depends for its growth and for the profitable conduct of its business, with the interests of the shareholders of the Company by encouraging such directors, consultants and employees to acquire or increase their proprietary interests in the Company.
2. DEFINITIONS
2.1. “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.
2.2. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
2.3. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.
2.4. “Board” shall mean the board of directors of the Company.
2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.6. “Committee” shall mean, unless otherwise determined by the Board, the Executive Compensation and Development Committee (ECDC) of the Board or a subcommittee thereof formed by the ECDC to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, all of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “independent director” for purpose of Securties and Exchange Commission rules and the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. Notwithstanding the foregoing, with respect to Awards made to Directors, all references to the Committee shall refer to Governance Committee of the Board.
2.7. “Consultant” means any consultant or other person permitted to be issued Awards hereunder pursuant to the instructions to Form S-8 under the Securities Act of 1933, as amended, who performs services for the Company or a Subsidiary.
2.8. “Director” shall mean a member of the Board who is not an employee.
2.9. “Dividend Equivalents” shall have the meaning set forth in Section 11.6.
2.10. “Effective Date” shall mean the date as of which the Plan is approved by the Company’s shareholders at a duly constituted meeting.
2.11. “Employee” shall mean any employee of the Company or any Subsidiary or Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.12. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.13. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the next date on which such a closing price is reported; (ii) if the

Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
2.14. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.15. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.16. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.17. “Participant” shall mean an Employee, a Consultant or a Director who is selected by the Committee to receive an Award under the Plan.
2.18. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.
2.19. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.
2.20. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.21. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion, upon achievement of such performance goals as the Committee shall establish.
2.22. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant in cash or Shares as determined by the Committee in its sole discretion, upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.23. “Permitted Assignee” shall have the meaning set forth in Section 11.3.
2.24. “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust or unincorporated organization.
2.25. “Prior Plans” shall mean, collectively, the Company’s 2009 Key Employee Stock Plan, 2014 Key Employee Stock Plan and 2018 Director Stock Plan.
2.26. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.27. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.28. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.29. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1
2.30. “Retirement” shall mean a Participant’s retirement after attaining a minimum of age 55 with 10 or more years of continuous employment with the Company, or any Subsidiary or Affiliate.
2.31. “SEC” means the Securities and Exchange Commission.

2.32. “Shares” shall mean the shares of Class A Common Stock of the Company, par value $1.00 per share (and not the Class B Common Stock).
2.33. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.
2.34. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.35. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.36. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.
3. SHARES SUBJECT TO THE PLAN
3.1. Number of Shares. (a) Subject to adjustment as provided in Sections 3.1(b) and 11.2, a total of 6,200,000 Shares shall be authorized for Awards granted under the Plan, less one (1) Share for every one (1) Share that was subject to an award granted under a Prior Plan after July 13, 2022 and prior to the Effective Date. After the Effective Date of the Plan, no awards may be granted under any Prior Plan.
(b) If any Shares subject to an Award are forfeited or an Award expires or is settled for cash (in whole or in part), or (ii) after July 13, 2022 any Shares subject to an award under any Prior Plan are forfeited or an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, on a one-for-one basis. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right (or, after July 13, 2022, an award other than an option or stock appreciation right under any Prior Plan) are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan, on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following Shares (or Shares subject to awards under a Prior Plan) shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights, (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.
(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (b) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.
3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4. ELIGIBILITY AND ADMINISTRATION; CHANGE IN STATUS
4.1. Eligibility. Any Employee. Consultant or Director shall be eligible to be selected as a Participant.
4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Consultants and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant (including, for Directors, under the John Wiley & Sons, Inc. Deferred Compensation Plan for Directors' 2005 & After Compensation); (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, to the extent provided in the charter of a Committee, the Board shall have the authorities set forth in this Section 4.2(a).
(b) Decisions of the Committee with respect to Awards shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.
(c) To the extent not inconsistent with applicable law and the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees and Consultants who are not Directors or executive officers of the Company (A) designate Employees and Consultants to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and Consultants and (C) cancel or suspend Awards to such Employees and Consultants; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.
4.3. Director Grants. The aggregate dollar value of equity-based (based on the grant date Fair Market Value of equity-based Awards) and cash compensation granted under this Plan or otherwise to any Director shall not exceed $660,000 during any calendar year for services rendered as a Director for such calendar year; provided, however, that in the calendar year in which a Director first joins the Board or during any calendar year in which a Director is serving as Chair of the Board or Lead Director, the maximum aggregate dollar value of equity-based and cash compensation granted to the Director may be up to $900,000. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled (if later).
4.4. Change in Status. A Participant’s change in status between an Employee, Consultant or Director to another such status shall not be deemed to constitute a termination of employment or other service for any purpose under the Plan.
5. OPTIONS
5.1. Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
5.2. Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the

Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 11.2, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash, an Option with a lower option price per Share or another Award (other than in connection with a Change of Control as defined in Section 10.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing and unless otherwise determined by the Committee, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.
5.5. Vesting and Exercisability of Options. Options shall vest and become exercisable as set forth in the applicable Award Agreement.
5.6. Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.
(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sale through a broker), or (vi) any combination of any of the foregoing; provided, however, to the extent required by applicable law, that the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.
5.7. Termination of Employment/Service as a Director.
(a) Other Than by Death or Permanent Disability. Unless otherwise provided in an Award Agreement, each vested Option may be exercised only while the Participant is regularly employed by or providing services to the Company, a Subsidiary or an Affiliate, as the case may be, or within three months after the Participant’s employment or other service has been terminated (but no later than the expiration of the Option term), whether such termination was by the Company (unless such termination was for cause as determined by the Committee) or by the Participant for any reason. If the Participant's employment is terminated for cause (as determined by the Committee), the Option may not be exercised after the Participant's employment or other service has been terminated. A Participant's employment shall not be deemed to have terminated for purposes of this Section 5.7 as long as the Participant is employed by the Company, or any Subsidiary or Affiliate. For purposes of this Section 5.7, “employment” shall mean continuous employment (either full or part time), except that leaves of absence for such periods and purposes as may be approved by the Company or the Subsidiary or Affiliate, shall not be deemed to terminate employment. Notwithstanding the foregoing, the Committee, in its discretion, may permit the exercise of an Option for such period after such termination of employment as the Committee may specify and may also increase the number of Shares subject to exercise up to the full number of Shares covered by the Option. In no event may an Option be exercised after the expiration date of the Option.
(b) Death or Permanent Disability. If a Participant shall die or his or her employment is terminated by reason of permanent disability (as described in Section 22(e)(3) of the Code) while in the employ of the Company or a Subsidiary or Affiliate, the Participant or the Participant's estate or any person who acquires the right to exercise such Option by bequest, inheritance or by reason of the death of the Participant shall have the right to exercise the Option within twelve months from the date of the Participant's death or permanent disability (but not later than the expiration of the Option term), without regard to whether the right to exercise such Option shall have otherwise accrued.
(c) Notwithstanding the foregoing, the Committee may in its sole discretion specify alternative terms and conditions relating to the vesting and exercise of Options in the applicable Award Agreement (including specific terms relating to Incentive Stock Options that are intended to comply with Section 422 of the Code), in which case the Award Agreement terms relating thereto shall govern.
5.8. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.
5.9. Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 6,200,000 Shares, subject to adjustment as provided in Section 11.2.
6. STOCK APPRECIATION RIGHTS
6.1. Grant and Vesting. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion. Stock Appreciation Rights shall vest and become exercisable as set forth in the applicable Award Agreement.
6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.
(b) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in whole Shares, in cash or other property, or any combination thereof.
(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.
(d) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per

Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, and (ii) have a term not greater than ten (10) years. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.
(e) Without the approval of the Company’s shareholders, other than pursuant to Section 11.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash, a Stock Appreciation Right with a lower grant price per Share or another Award (other than in connection with a Change of Control as defined in Section 10.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.
7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant
7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section. A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award. Notwithstanding anything to the contrary in this Plan, any Shares or any other property distributed or credited as a dividend, a dividend equivalent right or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same vesting terms, restrictions and risks of forfeiture as such Restricted Stock Award or Restricted Stock Unit Award, and the Committee shall have the sole discretion to determine whether, if at all, any cash amount that is subject to such restrictions shall earn interest and at what rate.
7.4. Vesting Period. Restricted Stock and Restricted Stock Units shall vest as set forth in the applicable Award Agreement.
7.5. Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

7.6. Termination of Employment/Service.
(a) Other than Death or Disability. Restricted Stock and Restricted Stock Units shall be forfeited and revert to the Company upon the termination of employment or other service during the Vesting Period for any reason other than death or permanent disability (as described in Section 22(e)(3) of the Code), except to the extent the Committee, in its discretion, determines that a lesser number of Restricted Stock or Restricted Stock Units or no Restricted Stock and Restricted Stock Units shall be forfeited pursuant to the foregoing provisions of this Section 7.
(b) Death or Permanent Disability. Restricted Stock and Restricted Stock Units shall not be forfeited as a result of the Participant’s death or his or her termination of employment by reason of permanent disability (as described in Section 22(e)(3) of the Code), as determined by the Committee. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. Such shares shall remain subject to forfeiture if any performance objectives specified in the award are not met.
(c) Notwithstanding the foregoing, the Committee may in its sole discretion specify alternative terms and conditions relating to the vesting and forfeiture of Restricted Stock and Restricted Stock Units in the applicable Award Agreement, in which case the Award Agreement terms relating thereto shall govern.
8. OTHER SHARE-BASED AWARDS
8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.
8.2. Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such Dividend Equivalents have been credited. Other Share-Based Awards may be subject to vesting restrictions during the Vesting Period as specified by the Committee.
8.3. Vesting Period. Other Share-Based Awards shall vest and become exercisable as set forth in the applicable Award Agreement. The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate.
8.4. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in Shares, cash or other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9. PERFORMANCE AWARDS
9.1. Grants; Performance Goals.
(a) Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon such criteria as determined by the Committee in its discretion. Performance Awards may not be granted to Directors.
(b) Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results. The Committee may also adjust the amount payable pursuant to such an Award, as determined in its discretion to be appropriate.
9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.
9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.
9.4. Payment. Except as provided in Article 11, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in Shares, cash or other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
10. CHANGE OF CONTROL PROVISIONS
10.1. Impact on Certain Awards. Unless otherwise specifically provided in an Award Agreement, the Committee shall have the right to provide that in the event of a Change of Control of the Company (as defined in Section 10.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change of Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit

Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change of Control) that are subject to Section 10.2.
10.2. Assumption or Substitution of Certain Awards.
(a) Unless otherwise provided in an Award Agreement, in the event of a Change of Control in connection with which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change of Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) under the circumstances specified in the Award Agreement (e.g., a termination without “cause”): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 10.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the Change of Control. The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b) Unless otherwise provided in an Award Agreement, in the event of a Change of Control to the extent (i) the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), or (ii) common stock of the successor company is not publicly traded, then immediately prior to the Change of Control: (1) those Options and Stock Appreciation Rights outstanding as of the date of the Change of Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (2) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, (3) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant, and (4) any performance based Award shall be deemed fully earned at the target amount as of the date on which the Change of Control occurs.
(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change of Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such

Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
10.3. Definitions
(a) “Change of Control” shall mean an event which shall occur if there is: (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; or (iii) a change in the ownership of a substantial portion of the assets of the Company.
(b) For purposes of this Section 10.3, a change in the ownership occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.
(c) For purposes of this Section 10.3, a change in the effective control occurs on the date on which either (i) a person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.
(d) For purposes of this Section 10.3, a change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.
(e) For purposes of this Section 10.3, a liquidation or dissolution of the Company occurs on the date of the consummation of a complete liquidation or dissolution of the Company.
(f) The determination as to the occurrence of a Change of Control for purposes of Sections 11.3 (b), (c) and (d) shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.
11. GENERALLY APPLICABLE PROVISIONS
11.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company's shareholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(e) to eliminate the requirements relating to minimum exercise price, minimum grant price and shareholder approval, or (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d). The Board may not (except pursuant to Section 11.2 or in connection with a Change of Control), without the approval of the Company’s shareholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.
11.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares subject to any Award shall always be a whole number.
11.3. Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative except that shares of Restricted Stock may be used, if the Award Agreement permits, to pay the exercise price of an Option granted under the Plan (or an option granted under any Prior Plan), provided an equal number of Shares delivered to the Participant shall carry the same restrictions and be subject to the same provisions regarding forfeiture as the shares of Restricted Stock so used. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. No Award may be transferred for value to a third-party financial institution. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
11.4. Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
11.5. Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.
11.6. Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that is subject to vesting conditions shall be subject to the same vesting conditions, restrictions and risks of forfeiture as the Award with respect to which such Dividend Equivalents have been credited.

12.MISCELLANEOUS
12.1. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
12.2. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.
12.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Consultant or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Consultant or Director at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Consultant or Director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Consultants or Directors under the Plan.
12.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
12.5. Awards are Subject to Clawback. All awards under the Plan are subject to the Company’s clawback policy as in effect from time to time. Without limiting the generality of the foregoing, in the event that the Company is required to file a restatement of its financial results due to fraud, gross negligence or intentional misconduct by one or more employees, and/or material non-compliance with securities laws, the Company may require reimbursement of any Award in the amount by which the payment under the Award exceeded any lower payment that would have been made based on the restated financial results, for the fiscal year in which the restatement was required, to the full extent required or permitted by law. If a Participant is directly responsible for or involved in fraud, gross negligence or intentional misconduct that causes the Company to file a restatement of its financial results, the Company may require reimbursement of all incentive compensation awarded to such Participant, for the fiscal year in which the restatement was required, to the full extent required or permitted by law.
12.6. Competition with the Company.
(a) If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in a competitive activity that is in conflict with or adverse to the interest of the Company, or any Subsidiary or

Affiliate, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement.
(c) Any remittance to the Company required by Section 12.6(a) shall be payable in cash or by delivery of Shares duly assigned to the Company or by a combination of the foregoing. Any such Shares so delivered shall be deemed to have a value per Share equal to the Fair Market Value of the Shares on such date of issuance (or, if such date is not determinable, the date of vesting).
(d) The foregoing provisions of this Section 12.6 shall not apply following a Change of Control.
(e) Unless otherwise provided in the Award Agreement, for purposes of this Section 12.6 a Participant is deemed to be "engaged in a competing activity" if he or she owns, manages, controls, is employed by, or otherwise engages in or assists another to engage in any activity or which competes with any business or activity of the Company in which the employee was engaged or involved, at the time of the employee's termination.
12.7. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
12.8. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).
12.9. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
12.10. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.
12.11. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
12.12. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
12.13. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.
12.14. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the Effective Date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
12.15. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.
12.16. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. To the extent any Award under this Plan is considered deferred compensation subject to Section 409A of the Code, to the extent required by Section 409A of the Code, payment of such Award may not be made to a specified employee (as determined in accordance with a uniform policy adopted by the Company with respect to all arrangements subject to Section 409A of the Code) as a result of the Participant’s “separation from service” (as defined in Section 409A of the Code) before the date that is six months after the specified employee’s separation form service (or, if earlier, the specified employee’s death), and any payment that would otherwise be made during this period of delay shall be accumulated and paid on the sixth month plus one day following the specified employee’s separation from service (or, if earlier, as soon as administratively practicable after the specified employee’s death).
12.17. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
12.18.  Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
12.19. Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.20. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 28, 2022 or the cut-off date for the ESPP participants noted below. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/WLY2022**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available on your proxy card and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 28, 2022 or the cut-off date for the ESPP participants noted below. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**ADDRESS CHANGE/COMMENTS**
For comments and/or address changes, please send them via email to: corpsec_sor@wiley.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90077-P79645 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**JOHN WILEY & SONS, INC.**

**The Board of Directors recommends a vote "FOR" all nominees, and "FOR" proposals 2, 3 and 4.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. The election as directors of all nominees listed below, except as marked to the contrary. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________

**Nominees:**

01) Beth Birnbaum
02) David C. Dobson
03) Brian O. Hemphill
04) Inder M. Singh

**Notice to participants in the John Wiley & Sons, Inc. Payroll Deduction Employee Stock Purchase Plan ("ESPP"):**

**If you participate in the ESPP, this proxy card includes shares that the plan has credited to this account.**

**To allow for sufficient time for the ESPP Trustee to vote, the Trustee must receive your voting instructions by 11:59 p.m. Eastern Time on Monday, September 26, 2022.**

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

**PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.**

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**YOUR VOTE IS IMPORTANT!**

**PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS**

# CLASS A

D90078-P79645

## PROXY/VOTING INSTRUCTION CARD

# JOHN WILEY & SONS, INC.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints Jesse C. Wiley, Brian A. Napack, and Deirdre P. Silver as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Stockholders of John Wiley & Sons, Inc. and any postponements or adjournments thereof, to be held on September 29, 2022, at 8:00 A.M., Eastern Daylight Saving Time.

The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the Meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" the Election of Directors, and "FOR" Proposals 2, 3 and 4.

***(Continued, and to be marked, dated and signed, on the other side)***

# WILEY

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 28, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/WLY2022**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available on your proxy card and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 28, 2022. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**ADDRESS CHANGE/COMMENTS**
For comments and/or address changes, please send them via email to: corpsec_sor@wiley.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90079-P79645

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**JOHN WILEY & SONS, INC.**

**The Board of Directors recommends a vote "FOR" all nominees, and "FOR" proposals 2, 3 and 4.**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. The election as directors of all nominees listed below, except as marked to the contrary. | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Brian A. Napack
02) Jesse C. Wiley
03) Mari J. Baker
04) George Bell
05) Laurie A. Leshin
06) Raymond W. McDaniel, Jr.
07) William J. Pesce

**PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.**

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

**YOUR VOTE IS IMPORTANT!**

**PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS**

# CLASS B

D90080-P79645

## PROXY/VOTING INSTRUCTION CARD

## JOHN WILEY & SONS, INC.

### THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jesse C. Wiley, Brian A. Napack, and Deirdre P. Silver as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Stockholders of John Wiley & Sons, Inc. and any postponements or adjournments thereof, to be held on September 29, 2022, at 8:00 A.M., Eastern Daylight Saving Time.

The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the Meeting or any adjournments thereof. If no direction is given, this proxy will be voted "FOR" the Election of Directors, and "FOR" Proposals 2, 3 and 4.

***(Continued, and to be marked, dated and signed, on the other side)***